UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

DISC MEDICINE, INC.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DISC MEDICINE, INC.

321 Arsenal Street, Suite 101

Watertown, MA 02472

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 11, 2025

Dear Stockholder,

Notice is hereby given that the 2025 Annual Meeting of Stockholders, or Annual Meeting, of Disc Medicine, Inc., will be held on June 11, 2025 at 9:00 A.M. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted by live webcast at www.virtualshareholdermeeting.com/IRON2025. You will be able to vote electronically and submit questions during the virtual meeting. You will need the 16 digit control number, which is located on the Notice of Internet Availability of Proxy Materials, or the Notice, that you received in the mail, on your proxy card, or in the instructions accompanying your proxy materials, to attend the virtual meeting. The purpose of the Annual Meeting is the following:

1.
To elect three Class II directors to our board of directors, to serve until the 2028 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;
2.
To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;
3.
To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers;
4.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of three Class II directors nominated by the board of directors.

Only Disc Medicine, Inc. stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying Proxy Statement. Our board of directors recommends a vote “FOR” the election of the three nominees for Class II directors, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “FOR” holding an annual advisory vote on the compensation of our named executive officers, and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Disc Medicine, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or 2024 Annual Report. The Notice contains instructions on how to access both the 2024 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote online during the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the virtual meeting, you must obtain a proxy issued in your name from that record holder.

/s/ John Quisel, J.D., Ph.D.
John Quisel, J.D., Ph.D.
President and Chief Executive Officer

Watertown, MA

April 24, 2025

Table of Contents

Page
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	2
PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS	7
CORPORATE GOVERNANCE	11
EXECUTIVE OFFICERS	19
COMPENSATION DISCUSSION AND ANALYSIS	21
EXECUTIVE COMPENSATION	36
NON-EMPLOYEE DIRECTOR COMPENSATION	55
PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	57
PROPOSAL NO. 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES	58
PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS DISC MEDICINE, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	59
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	61
DELINQUENT SECTION 16(a) REPORTS	63
PRINCIPAL STOCKHOLDERS	64
REPORT OF THE AUDIT COMMITTEE	68
HOUSEHOLDING	69
STOCKHOLDER PROPOSALS	69
OTHER MATTERS	69

DISC MEDICINE, INC.

321 Arsenal Street, Suite 101

Watertown, MA 02472

PROXY STATEMENT

FOR THE 2025 Annual Meeting OF STOCKHOLDERS

To be held June 11, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Disc Medicine, Inc., which will be held on June 11, 2025 at 9:00 A.M. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted by live webcast at www.virtualshareholdermeeting.com/IRON2025. There will be no physical meeting location. You will be able to vote electronically and submit questions during the virtual meeting. You will need the 16 digit control number, which is located on the Notice of Internet Availability of Proxy Materials, or the Notice, that you received in the mail, on your proxy card, or in the instructions accompanying your proxy materials, to attend the virtual meeting. The board of directors of Disc Medicine, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Disc,” “Disc Medicine,” the “Company,” “we,” “us,” and “our” refer to Disc Medicine, Inc. The mailing address of our principal executive offices is Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We plan to mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders on or about April 24, 2025, and it contains instructions on how to access our proxy materials, including this proxy statement and our 2024 Annual Report, over the Internet.

We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We believe that these measures will enhance stockholder access and encourage participation and communication with our board of directors and management. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2025:

This proxy statement and our 2024 Annual Report are

available for viewing, printing and downloading at www.proxyvote.com.

A copy of this proxy statement and our 2024 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our 2024 Annual Report are also available on the SEC’s website at www.sec.gov.

DISC MEDICINE, INC.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing to our stockholders the Notice instead of a paper copy of this proxy statement and our 2024 Annual Report, on or about April 24, 2025, and it contains instructions on how to access those documents over the Internet. You will need the control number included on the Notice, proxy card or voting instruction form to access these materials. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2025.

How many votes can be cast by all stockholders?

There were 34,632,936 shares of our common stock, par value $0.0001 per share, outstanding on April 15, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our Annual Meeting. None of our shares of preferred stock were outstanding as of April 15, 2025.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
By Internet. You may vote at www.proxyvote.com, using the voter control number printed on the furnished proxy card, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may vote by completing, signing and mailing your proxy card in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received by June 10, 2025.
•
By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/IRON2025.

Even if you plan to attend our Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. All stockholders as of the record date, or their duly appointed proxies, can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IRON2025. The webcast will start at 9:00 a.m. Eastern Time on June 11, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting virtually (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 34,632,936 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 17,316,469 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your nominee how to vote your shares, your nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposals No. 1, No. 2 and No. 3 are each considered to be “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on any of these proposals in the absence of your voting instructions. Conversely, Proposal No. 4 is considered to be “routine” under New York Stock Exchange rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal No. 4.

What votes are required for each proposal?

The vote required and the method of calculation for each proposal at our Annual Meeting is described below.

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Three Class II Directors	Plurality	No
Advisory Vote on the Compensation Paid to Named Executive Officers	Majority	No
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Paid to Named Executive Officers	Majority	No
Approval of the Ratification of Appointment of EY	Majority	Yes

“Discretionary Voting Permitted” refers to whether brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the three nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions, votes withheld and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals No. 1, No. 2 and No. 3 are each a “non-discretionary” item. If you do not instruct your broker how to vote your shares with respect to any of these proposals, your broker may not vote for such proposal, and those shares will be counted as broker “non-votes.” Proposal No. 4 is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever last occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 25, 2025. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. In addition, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORs

Our board of directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Mona Ashiya, Ph.D. and Kevin Bitterman, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2027;
•
the Class II directors are Georges Gemayel, Ph.D., Mark Chin, M.S., M.B.A. and Liam Ratcliffe, M.D., Ph.D., and their terms will expire at the Annual Meeting; and
•
the Class III directors are Donald Nicholson, Ph.D., William White, M.P.P., J.D. and John Quisel, J.D., Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2026.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds (2/3) or more of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated each of Georges Gemayel, Ph.D., Mark Chin, M.S., M.B.A., and Liam Ratcliffe, M.D., Ph.D. for election as a Class II director at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2028 and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is presently a director, and has indicated a willingness to continue to serve as a director, if elected. If no contrary indication is made, properly submitted proxies will be voted for Dr. Gemayel, Mr. Chin and Dr. Ratcliffe. In the event that any of the nominees becomes unable or unwilling to serve, however, the properly submitted proxies may be voted for a substitute nominee selected by our board of directors.

Vote Required; Board Recommendation

To be elected, the directors nominated via this Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING CLASS II DIRECTOR NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS:

GEORGES GEMAYEL, PH.D.

MARK CHIN, M.S., M.B.A.

LIAM RATCLIFFE, M.D., PH.D.

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

Information Regarding Directors

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified below, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.

Nominees for Election – Class II Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and age as of April 15, 2025.

Name	Positions and Offices Held with Disc Medicine, Inc.	Director Since	Class	Term Expires	Age
Georges Gemayel, Ph.D.	Director	2022	II	2025	64
Mark Chin, M.S., M.B.A.	Director	2021	II	2025	43
Liam Ratcliffe, M.D., Ph.D.	Director	2019	II	2025	61

Georges Gemayel, Ph.D. has served as a member of our board of directors since December 2022. Prior to that, Dr. Gemayel served as Gemini Therapeutics’ Interim President and Chief Executive Officer from February 2022 to December 2022, Executive Chairperson of the Board from November 2021 to December 2022 and Chairperson of the Board from May 2021 to November 2021. Dr. Gemayel has over 30 years of experience in the pharmaceutical industry, including management and executive positions in the U.S., Europe and the Middle East. Dr. Gemayel currently serves on the boards of directors of Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN) and Flamingo Therapeutics, and is the chair of the board of GlycoEra. Previously, Dr. Gemayel served as Executive Chair of FoldRx Pharmaceuticals and Syndexa Pharmaceuticals, as Chair of Enterome SA, Oxthera AB, Dimension Therapeutics, Orphazyme A/S, Epitherapeutics and Dynacure, and as Director of Prosensa, Raptor Pharmaceuticals, NPS Pharma, Momenta Pharmaceuticals and Adolor. From 2008 to 2009, Dr. Gemayel was President and Chief Executive Officer of Altus Pharmaceuticals Inc., a publicly traded pharmaceutical company. From 2003 to 2008, Dr. Gemayel was Executive Vice President at Genzyme Corporation where he was responsible for the company’s global therapeutics, transplant, renal and biosurgery businesses. From 1998 to 2003, Dr. Gemayel held progressively senior roles at Hoffmann Ltd. and Roche Labs, most recently as Vice President, National Specialty Care, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel completed his doctorate in pharmacy at St. Joseph University in Beirut, Lebanon, and earned a Ph.D. in pharmacology at University in Paris, France. Our board of directors has concluded that Dr. Gemayel possesses the expertise and extensive professional experience and knowledge that qualify him to serve as a member of our board.

Mark Chin, M.S., M.B.A. has served as a member of our board of directors since September 2021. Mr. Chin has served as partner at Avoro Capital, a biotechnology-focused investment firm, since November 2023. From April 2020 to November 2023 and August 2016 to April 2020, Mr. Chin served as a managing director and an investment director, respectively, at Arix Bioscience PLC, or Arix Bioscience, a biotechnology-focused venture capital firm. Prior to Arix Bioscience, Mr. Chin was a principal at Longitude Capital, a healthcare venture capital firm, from September 2012 to August 2016, where he focused on investments in both private and public biotechnology and medical technology companies. Prior to Longitude Capital, Mr. Chin was a consultant at the Boston Consulting Group, a global management consulting firm, from January 2011 to September 2012, where he managed strategy and corporate development projects for pharmaceutical and biotechnology companies, and prior to Boston Consulting Group, he worked in corporate development at Gilead Sciences, a biotechnology company, and in market planning at Genentech, a biotechnology company. Mr. Chin previously served as a member of the boards of directors of Harpoon Therapeutics (formerly listed on Nasdaq), Imara Inc. (Nasdaq: IMRA), Iterum Therapeutics (Nasdaq: ITRM), and Pyxis Oncology (Nasdaq: PYXS), and currently serves as a member of the boards of directors of a number of private biotechnology companies. Mr. Chin received a B.S. from the University of California at San Diego, a M.S. from the University of Pennsylvania, and a M.B.A. from The Wharton School at the University of Pennsylvania. We believe Mr. Chin is qualified to serve on our board of directors based on his extensive experience investing in, guiding, and leading start-up and early phase companies, as well as his experience as a director of other companies.

Liam Ratcliffe, M.D., Ph.D. has served as a member of our board of directors since September 2019. Dr. Ratcliffe has served as Head of Biotechnology at Access Industries, a privately held industrial group, since April 2019. Previously, Dr. Ratcliffe spent 10 years at New Leaf Venture Partners, a venture capital firm, from September 2008 through March 2019, culminating his career there as Managing Director, where he focused on investing in therapeutic and therapeutic platform companies. Prior to joining New Leaf Venture Partners, Dr. Ratcliffe was Worldwide Head of Clinical Research and Development at Pfizer Inc. (Nasdaq: PFE), where he spent 12 years of his career. Dr. Ratcliffe has served as a member of the boards of directors of Recludix Pharma, Inc. since December 2019, Upstream Bio (Nasdaq: UPB) since October 2021, Halda Therapeutics, Inc. since November 2021, and Vima Therapeutics, Inc. since November 2023. Previously, Dr. Ratcliffe served as a board member at Arvinas Inc. (Nasdaq: ARVN) from October 2015 to September 2022, Passage Bio Inc. (Nasdaq: PASG) from September 2019 to March 2022, Unum Therapeutics Inc. (formerly listed on Nasdaq) from March 2018 to April 2019, Aptinyx Inc. (Nasdaq: APTX) from June 2018 to April 2019, and Eliem Therapeutics Inc. (Nasdaq: ELYM) from October 2019 to December 2024. Dr. Ratcliffe received a M.B.Ch.B. and a Ph.D. in immunology from the University of Cape Town and an M.B.A. from the University of Michigan. Dr. Ratcliffe is qualified to serve on our board of directors because of his extensive clinical development and venture capital experience in the life sciences industry.

Directors Continuing in Office – Class I Directors

The following table identifies our continuing Class I directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Positions and Offices Held with Disc Medicine, Inc.	Director Since	Class	Term Expires	Age
Mona Ashiya, Ph.D.	Director	2021	I	2027	56
Kevin Bitterman, Ph.D.	Director	2017	I	2027	48

Mona Ashiya, Ph.D. has served as a member of our board of directors since September 2021. Dr. Ashiya is currently a Partner at OrbiMed Advisors LLC, an investment firm, where she has been employed since October 2010. Dr. Ashiya currently serves on the boards of directors of several private companies. Dr. Ashiya also previously served on the board of directors of Sierra Oncology, Inc. (Nasdaq: SRRA) from November 2019 to July 2022. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh. Dr. Ashiya is qualified to serve on our board of directors based on her roles on public and private boards of directors as well as her extensive experience in investing in healthcare companies.

Kevin Bitterman, Ph.D. has served as a member of our board of directors since November 2017. Dr. Bitterman currently serves as a partner at Atlas Venture Life Science Advisors, LLC, or Atlas, a venture capital firm, where he has been employed since June 2017 and where he focuses on investments in life science companies. Prior to joining Atlas, Dr. Bitterman was a partner at Polaris Partners, an investment firm, as a member of the healthcare team from July 2004 to May 2017. Dr. Bitterman serves on the boards of Judo Bio, Kinaset Therapeutics, nChroma Bio, Remix Therapeutics and Renasant Bio. He was the founding CEO of Editas Medicine (Nasdaq: EDIT), Morphic Therapeutics (Nasdaq: MORF) and Visterra (acquired by Otsuka), and co-founded Genocea Biosciences (Nasdaq: GNCA). Dr. Bitterman previously served as a director of Akero Therapeutics, Inc. (Nasdaq: AKRO), Kala Pharmaceuticals, Inc. (Nasdaq: KALA) and Taris Biomedical (acquired by Johnson & Johnson) among other ventures. Dr. Bitterman received a B.A. in biology from Rutgers College and a Ph.D. in genetics from Harvard Medical School. Dr. Bitterman is qualified to serve on our board of directors due to his extensive experience investing in, guiding, and leading start-up and early phase companies, as well as his experience as a director of other companies.

Directors Continuing in Office – Class III Directors

The following table identifies our continuing Class III directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Positions and Offices Held with Disc Medicine, Inc.	Director Since	Class	Term Expires	Age
Donald Nicholson, Ph.D.	Executive Chairman and Director	2019	III	2026	67
William White, M.P.P., J.D.	Director	2020	III	2026	52
John Quisel, J.D., Ph.D.	Director, President and Chief Executive Officer	2020	III	2026	53

Donald Nicholson, Ph.D. has served as Executive Chairman of our board of directors since April 2019. Dr. Nicholson is the former chief executive officer of Nimbus Therapeutics, LLC, or Nimbus, a biotechnology company, serving from August 2014 to October 2018. Prior to joining Nimbus, Dr. Nicholson held various strategic, leadership and operational roles in diverse therapeutic areas, including respiratory, inflammation, immunology, bone, endocrine, urology, infectious disease and neurosciences at Merck from April 1998 to July 2013. Dr. Nicholson has co-authored more than 150 publications in peer-reviewed scientific and medical journals and is internationally recognized for his contributions to the field of apoptotic cell death. He also serves as a member on the boards of directors of Generation Bio (Nasdaq: GBIO), Muna Therapeutics, Matchpoint Therapeutics and NodThera. Dr. Nicholson previously served on the boards of directors of Kymera Therapeutics, Inc. (Nasdaq: KYMR) from November 2017 to November 2022 and Jnana Therapeutics from February 2019 to September 2024. Dr. Nicholson received his Ph.D. and an Honors B.Sc. degree in Biochemistry from the University of Western Ontario, and trained as a Medical Research Council postdoctoral fellow at the University of Munich in Germany. Dr. Nicholson is qualified to serve as a member of our board of directors due to his extensive experience in leadership positions throughout the life sciences industry and his strong scientific background.

William White, M.P.P., J.D. has served as a member of our board of directors since December 2020. Mr. White has served as the Executive Vice President, Chief Financial Officer and Head of Corporate Development and Treasurer at Akero Therapeutics, Inc. (Nasdaq: AKRO), a biotechnology company, since April 2019. Previously, Mr. White served as a Managing Director and Head of US Life Sciences Investment Banking at Deutsche Bank, a financial service provider, from September 2017 to March 2019. Prior to that, Mr. White was a Managing Director in Healthcare Investment Banking at Citigroup from May 2006 to September 2017. Previously, Mr. White served as an associate and later as a Vice President in Healthcare Investment Banking at Goldman, Sachs & Co. from November 2000 to March 2006. Mr. White also serves as a member of the board of directors and Chair of the Audit Committee of Ventyx Bioscience (Nasdaq: VTYX). Mr. White received an A.B. from Princeton University, an M.P.P. from Harvard University and a J.D. from Columbia University. Mr. White is qualified to serve on our board of directors because of his extensive financial and investment experience in the life sciences industry.

John Quisel, J.D. Ph.D. has served as our President, Chief Executive Officer and as a member of our board of directors since February 2020. Previously, from October 2006 through February 2020, Dr. Quisel served in various positions at Acceleron Pharma Inc., or Acceleron, a biopharmaceutical company, most recently as Chief Business Officer. Prior to joining Acceleron, Dr. Quisel worked as an associate at the law firms of Ropes & Gray and Foley Hoag. Since November 2023, Dr. Quisel has served as a board member of Gossamer Bio, Inc. (Nasdaq: GOSS). Dr. Quisel holds an A.B. from Harvard University, an M.S. from Stanford University, a Ph.D. from the Massachusetts Institute of Technology, and a J.D. from Harvard Law School. Dr. Quisel is qualified to serve as a member of our board because of his significant scientific industry and management experience, including the experience gained from prior service as a Chief Business Officer.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Disc Medicine is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, corporate governance guidelines and charters for our audit committee, our compensation committee, and our nominating and corporate governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, which is located at www.discmedicine.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist and guide the board in the exercise of its responsibilities. Among other things, these guidelines provide that:

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Board Independence: At least a majority of our board shall be independent directors;
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Committee Independence: Membership on the audit, compensation, and nominating and corporate governance committees is limited to independent directors;
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Executive Sessions: Independent directors are to meet at least once annually in executive session; non-management directors are to meet in regularly scheduled executive sessions;
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Access: Directors are to have full and free access to management and, as necessary and appropriate, independent advisors; and
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Education: New directors are to participate in an orientation program and the nominating and corporate governance committee is responsible for continuing director education on topics that will assist in discharging their duties.

Director Nomination Process

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to our nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of independent director search firms, through recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet the minimum qualifications for director nominees established by the nominating and corporate governance committee. These criteria include, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the board of directors.

The nominating and corporate governance committee may gather information about the candidates through meetings from time to time, questionnaires or background checks to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and our board of directors. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Our board of directors does not believe that limits on the number of consecutive terms a director may serve or on the directors’ ages are appropriate at this stage. Instead, each director’s performance and their continued service is assessed by the nominating and corporate governance committee in light of the needs of our board of directors and other relevant factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, MA 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See the section of this proxy statement titled “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock is listed on The Nasdaq Global Market, or Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board of directors service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that each of our directors, with the exception of Dr. Quisel, who serves as our Chief Executive Officer, and Georges Gemayel, who served as the chief executive officer of Gemini Therapeutics, Inc., or Gemini, prior to our merger with Gemini, is an “independent director” within the meaning of the director independence standards established by the SEC and Nasdaq. Our board of directors also determined that Mark Chin, Liam Ratcliffe and William White, who comprise our audit committee, Mona Ashiya, Kevin Bitterman and Donald Nicholson, who comprise our compensation committee, and Mona Ashiya, Kevin Bitterman, Donald Nicholson and Liam Ratcliffe, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and Nasdaq, as applicable. In making such determinations, our board of directors evaluated, and will evaluate at least on an annual basis, all relationships that each such non-employee director has with our company in light of all facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

The non-management directors meet at regularly scheduled executive sessions without management participation, and at least once each year an executive session with only independent directors present is held. In 2024, there were four executive sessions at which only the independent directors were present.

Board Diversity

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, integrity, judgment, skills, education, expertise, business acumen and experience and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the board of directors and our board of directors has not adopted targets for the number or proportion of directors who are female or belong to other designated groups, as we are committed to a merit-based system for board composition.

Although the nominating and corporate governance committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity of expertise and experience in substantive matters pertaining to our business and diversity of background and perspective. When identifying suitable candidates for appointment to the board of directors, we consider candidates on merit against objective criteria and the needs of our board of directors. When recruiting new candidates for appointment, search protocols will go beyond the networks of existing board of director members and will incorporate diversity, including identification of female candidates, as a component. Any search firm engaged to assist our board of directors or the nominating and corporate governance committee in identifying candidates for appointment to our board of directors shall be directed to include women candidates and women candidates will be included in our board of director’s evergreen list of potential board of director nominees.

We have not adopted targets for the number or proportion of directors who are members of a visible minority, Indigenous peoples or persons with a disability, or other designated groups, or for other diversity characteristics at this time. For now, our board of directors has chosen to focus on gender in exclusion to other diversity characteristics and the nominating and corporate governance committee does not specifically consider the level of representation of members of designated groups on our board of directors in identifying and nominating candidates for election or re-election to our board of directors.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us. A copy of each charter can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.discmedicine.com. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.

Our board of directors has not adopted position descriptions for the chairperson of each committee. However, each committee chairperson understands that the responsibilities of the committee chairperson include responsibility for providing leadership to the committee, including chairing meetings in a manner that facilitates open discussions and expressions of competing views, and reporting to our board of directors on the work of the committee and any recommendations for approval by our board of directors. The committee chairperson also ensures that the committee receives the information required for the performance of its responsibilities. Our board of directors may also establish other committees from time to time to assist the company and our board of directors.

Audit Committee

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”

Specific responsibilities of our audit committee include:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing policies on risk assessment and risk management;
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reviewing related party transactions;
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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
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approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

The members of the audit committee are William White, Liam Ratcliffe and Mark Chin. Mr. White is the chairperson of the audit committee and our board of directors has determined that he qualifies as an “audit committee financial expert” within the meaning of SEC regulations. To qualify as independent to serve on our audit committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from us, other than for service as a director, or be an affiliated person of the company. During the fiscal year ended December 31, 2024, the Disc audit committee met four times. We believe that the composition of the audit committee complies with the applicable requirements of the rules and regulations of Nasdaq and the SEC.

Compensation Committee

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of our compensation committee include:

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reviewing and approving, or recommending that the board of directors approve, the compensation of our executive officers;
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reviewing and recommending to our board of directors the compensation of our directors;
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administering our stock and equity incentive plans;
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selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

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reviewing and approving, or recommending that the board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
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reviewing and establishing general policies relating to compensation and benefits of our employees; and
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reviewing our overall compensation philosophy.

The members of the compensation committee are Donald Nicholson, Mona Ashiya and Kevin Bitterman. Dr. Nicholson is the chairperson of the compensation committee. Each member of our compensation committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. During the fiscal year ended December 31, 2024, our compensation committee met four times. We believe that the composition of the compensation committee complies with the applicable requirements of the rules and regulations of Nasdaq and the SEC.

Our compensation committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives. However, our compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted.

Nominating and Corporate Governance Committee

Specific responsibilities of our nominating and corporate governance committee include:

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identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;
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evaluating the performance of the board of directors and of individual directors;
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reviewing developments in corporate governance practices;
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evaluating the adequacy of our corporate governance practices and reporting;
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reviewing management succession plans; and
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developing and making recommendations to the board of directors regarding corporate governance guidelines and matters.

The members of the nominating and corporate governance committee are Kevin Bitterman, Mona Ashiya, Donald Nicholson and Liam Ratcliffe. Dr. Bitterman is the chairperson of the nominating and corporate governance committee. During the fiscal year ended December 31, 2024, the Disc nominating and corporate governance committee met one time. We believe that the composition of the nominating and corporate governance committee meets the requirements for independence under, and the functioning of such nominating and corporate governance committee complies with, any applicable requirements of the rules and regulations of Nasdaq and the SEC.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Board and Committee Meetings Attendance

Our board of directors held four meetings during 2024. During 2024, each of our directors then in office attended at least 75% of the aggregate of all meetings of our board of directors and all meetings of the committees of our board of directors on which such director then served. A director’s attendance rate is considered by the nominating and corporate governance committee when making recommendations for re-appointment of the director. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances.

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. In 2024, all of the directors then in office attended the annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

Each member of the compensation committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serves on our board of directors or compensation committee.

Board Leadership Structure

Our board of directors is currently chaired by Donald Nicholson, an independent director. Currently, the role of executive chairman of the board of directors is separated from the role of chief executive officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairperson of the board of directors to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors has not adopted a position description for the chairperson. However, there is a shared understanding on the board of directors of the chairperson’s responsibilities. The chairperson’s primary role is to provide leadership to the board of directors and its committees, including chairing meetings in a manner that facilitates open discussions and expressions of competing views. The chairperson is also responsible for, among other things, assisting the board of directors in obtaining information required for the performance of their duties, retaining appropriately qualified and independent advisors as needed, working with the board to support board development and to ensure a proper committee structure is in place, providing a link between the board of directors and management and acting in an advisory capacity to the Chief Executive Officer in all matters concerning the interests and management of the Company. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the chairperson of the board of directors, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Although our by-laws do not require our chairperson of the board and Chief Executive Officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time. The board of directors has not adopted a separate position description for our Chief Executive Officer. The role and responsibilities of the Chief Executive Officer is delineated by frequent discussion and interaction between the board chairperson and the Chief Executive Officer.

Oversight of Risk

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board of director committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Insider Trading, Hedging and Pledging Policies

We have adopted an insider trading policy applicable to our employees (including executive officers), directors, certain consultants and certain other persons, or collectively, covered persons, that applies to the trading of our securities. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq listing rules. Our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025. It is also our policy to comply with applicable insider trading laws, rules and regulations, as well as any exchange listing standards, when engaging in transactions in our own securities.

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. As such, among other things, our insider trading policy expressly prohibits covered persons from making short sales of our securities, buying or selling derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership, or engaging in any other hedging transactions with respect to our securities. In addition, our insider trading policy expressly prohibits covered persons from using our securities as collateral in a margin account or pledging our securities as collateral for a loan.

Communication with the Directors of Disc Medicine, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the executive chairman of our board of directors or the chairperson of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Disc Medicine, Inc.

321 Arsenal Street, Suite 101

Watertown, MA 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is (833) 869-0478.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions and their ages as of April 15, 2025.

Name	Position Held with Disc Medicine, Inc.	Officer Since	Age
John Quisel, J.D., Ph.D.	President, Chief Executive Officer and Director	2020	53
Jean Franchi	Chief Financial Officer	2024	58
Jonathan Yu, M.B.A.	Chief Operating Officer	2021	44
William Savage, M.D., Ph.D.	Chief Medical Officer	2021	51
Pamela Stephenson, M.P.H.	Chief Commercial Officer	2024	57
Rahul Khara, Pharm.D., J.D.	Chief Legal Officer	2021	43

Executive Officers

You should refer to “Directors Continuing in Office – Class III Directors” above for information about our President and Chief Executive Officer, John Quisel. Biographical information for our other executive officers, as of April 15, 2025, is set forth below.

Jean Franchi has served as our Chief Financial Officer since February 2024. Previously, Ms. Franchi served as the Chief Financial Officer of Replimune Group, Inc. (Nasdaq: REPL), a biotechnology company, from December 2019 to June 2023. From August 2017 to May 2019, Ms. Franchi served as the Chief Financial Officer of Merrimack Pharmaceuticals, Inc., a biopharmaceutical company. From August 2015 to July 2017, she served as Chief Financial Officer, Treasurer and Secretary at Dimension Therapeutics, Inc., a biotechnology company. From February 2012 to July 2015, Ms. Franchi served as Chief Financial Officer at Good Start Genetics, Inc., a molecular genetics information company. From 1995 to 2011, Ms. Franchi held various positions at Sanofi S.A., including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, and Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi holds a B.B.A. from Hofstra University.

Jonathan Yu, M.B.A. has served as our Chief Operating Officer since February 2024, and was previously our Chief Business Officer from August 2021 to February 2024, and our Senior Vice President of Corporate Development from July 2020 to August 2021. Previously, Mr. Yu co-founded Qpex Biopharma, a biotechnology company, where he served as the Vice President of Corporate Strategy, Finance and Operations from October 2018 to July 2020. Prior to Qpex, Mr. Yu served in various leadership roles at The Medicines Company, a pharmaceutical company, from July 2013 to July 2018, most recently serving as Vice President of Strategic Planning and Corporate Development. Mr. Yu has also held a variety of roles at SR One, Acceleron and Johnson & Johnson, spanning commercial planning and assessment, business development and finance. Mr. Yu holds an A.B. from Harvard College and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Savage, M.D., Ph.D. has served as our Chief Medical Officer since August 2021 and was previously our Vice President, Head of Clinical Development from August 2020 to August 2021. Previously, he served as Senior Medical Director at Magenta Therapeutics, a biotechnology company, from July 2019 to July 2020. Prior to Magenta Therapeutics, he was the Global Clinical Development Lead in Hematology at Shire plc and Takeda Pharmaceutical Company, following its acquisition of Shire, both pharmaceutical companies, from January 2017 to July 2019. Dr. Savage was also an Assistant Professor of Pathology at Harvard Medical School/Brigham and Women’s Hospital from July 2012 to January 2017. Dr. Savage started his career at Johns Hopkins University School of Medicine, where he was Associate Medical Director, Transfusion Medicine and Assistant Professor of Pediatric Hematology. Dr. Savage holds a B.A. from Columbia University, an M.D. with honors in research from Weill Cornell Medical College and a Ph.D. from the Johns Hopkins Bloomberg School of Public Health.

Pamela Stephenson, MPH has served as our Chief Commercial Officer since February 2024. Previously, Ms. Stephenson served as Chief Commercial Officer at Albireo Pharma, Inc., a biopharmaceutical company, from March 2019 to April 2023. Prior to that, she served as a Vice President at Vertex Pharmaceuticals, Inc. (Nasdaq:VRTX), a biotechnology company, from July 2008 to March 2019. Prior to Vertex, she held roles of increasing strategic importance at Pfizer Inc. (Nasdaq: PFE), a pharmaceutical company, from October 1998 to June 2008. Ms. Stephenson holds a B.A. from Brown University and an M.P.H. from Boston University School of Public Health.

Rahul Khara, Pharm.D., J.D., has served as our Chief Legal Officer since January 2025 and, prior to that, as our General Counsel from December 2021 to December 2024. He has also served as our Secretary since December 2022 and previously served as our Compliance Officer from December 2022 to April 2024. Dr. Khara previously served as Vice President, Legal and Chief Compliance Officer at Acceleron from August 2018 to December 2021. Prior to joining Acceleron, Dr. Khara was a Senior Associate at the law firm Arnold & Porter LLP from March 2015 to August 2018. Prior to that, Dr. Khara was a Senior Associate at the law firm Sidley Austin LLP from September 2008 to March 2015. Dr. Khara received his J.D. from the University of Michigan Law School and earned a Pharm.D. from Rutgers University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation committee is responsible for overseeing the compensation of our executive officers, which includes our named executive officers, or NEOs. The compensation committee reviews and approves the compensation of our executive officers, other than our Chief Executive Officer, and reviews and recommends the compensation of our Chief Executive Officer to our board of directors for approval. This Compensation Discussion and Analysis, or CD&A, describes our executive compensation philosophy, the design of our executive compensation programs, and the compensation decisions made by the compensation committee and the board of directors (as applicable) for the fiscal year ended December 31, 2024 for each of our NEOs.

Our NEOs for 2024, which consisted of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our three other most highly compensated executive officers, were:

Name	Position Held with Disc Medicine, Inc.
John Quisel, J.D., Ph.D.	President and Chief Executive Officer
Jean Franchi(1)	Chief Financial Officer
Pamela Stephenson, M.P.H.(2)	Chief Commercial Officer
William Savage, M.D., Ph.D.	Chief Medical Officer
Jonathan Yu, M.B.A.	Chief Operating Officer
Joanne Bryce, C.P.A.(3)	Former Chief Financial Officer

___________________

(1)
Ms. Franchi was appointed as Chief Financial Officer as of February 7, 2024.
(2)
Ms. Stephenson was appointed as Chief Commercial Officer as of February 26, 2024.
(3)
Ms. Bryce departed from her position as Chief Financial Officer as of February 7, 2024.

Executive Summary

Disc Medicine is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis.

2024 Corporate Performance Highlights

2024 was a year of exceptional performance for the Company, marked by significant progress on multiple fronts, as demonstrated by the following achievements and developments:

Clinical/Regulatory

Bitopertin: Positive complete results from Phase 2 AURORA and BEACON clinical trials in erythropoietic protoporphyria (EPP) and X-linked protoporphyria (XLP), demonstrating that significant reductions in protoporphyrin IX (PPIX) are associated with substantial improvements in time spent in sunlight, measures of quality of life, and reduction in phototoxic reactions

Bitopertin: Positive end-of-phase 2 meeting with the U.S. Food and Drug Administration (FDA) providing a path toward potential accelerated approval for bitopertin in EPP and XLP
DISC-0974: Positive data from the phase 1b study in anemia of myelofibrosis (MF), demonstrating robust and broad hematologic activity across patient segments
DISC-0974: Initiation of phase 2 study in anemia of MF after positive discussions with FDA

DISC-0974: Positive data from initial cohorts of the ongoing phase 1b study in anemia of non-dialysis dependent patients with chronic kidney disease (CKD), demonstrating hematologic activity following a single dose

DISC-3405: Positive, first-in-human data from the phase 1 SAD / MAD study in healthy volunteers, demonstrating proof-of-mechanism with substantial, dose-dependent increases in hepcidin and reductions in serum iron supportive of a once-monthly dosing regimen

Corporate
Strengthened balance sheet through an equity offering with gross proceeds of approximately $178 million and a non-dilutive debt facility
Expanded executive team to support next phase of growth, including hiring new Chief Commercial Officer, Chief Regulatory Officer, and Chief Technical Officer

Financial Results
Cash, cash equivalents, and marketable securities were $489.9 million as of December 31, 2024, compared to $360.4 million as of December 31, 2023

2024 Compensation Program Highlights

Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive officer compensation program is designed to pay for performance. A summary of key compensation decisions and compensation related outcomes aligned with this philosophy are highlighted below for 2024.

•
Pay for Performance / At-Risk Pay - Our executive compensation program is designed so that a significant portion of pay is variable or “at risk” and the realized value of compensation is linked with Company performance and value delivered to stockholders. For 2024, the percentage of pay that is “at risk” for our Chief Executive Officer and our other NEOs is approximately 92.77% and 86.87%, respectively, helping us align pay with performance.
•
 Base Salary Adjustments - Salary increases ranging from 10.3% to 16.9% were approved for 2024, generally due to strong Company performance in 2023 and to maintain competitive market positioning relative to our updated peer group by approximating the 50th percentile of such peer group.
•
Annual Cash Incentives - Our annual cash incentive opportunity is based on corporate performance compared to pre-established corporate goals. Corporate goals are selected to directly align with our specific strategic goals that we believe will create long-term stockholder value. For 2024, we achieved our corporate goals at an overall level of 135% and we paid an annual cash incentive award to our Chief Executive Officer and our other NEOs at 135% of target, with an additional $50,000 discretionary bonus to our Chief Medical Officer, Dr. Savage, in recognition of his exceptional individual performance.
•
Long-Term Equity Awards - A significant portion of our Chief Executive Officer’s and other NEO’s compensation is delivered in the form of long-term equity awards. In 2024, we introduced restricted stock units, or RSUs, as a component of our equity awards, as we believe RSUs complement stock options by providing value certainty and enhancing retention, particularly in volatile market conditions, while supporting long-term stockholder alignment with less dilution. The equity awards granted to our Chief Executive Officer and our other NEOs in 2024 consisted of 50% stock options and 50% RSUs on an option-equivalent basis.

Our Compensation Practices

Below are key elements of our executive officer compensation program, as well as problematic pay practices that we avoid:

What We Do
☑	Heavily weight our executive officer compensation toward “at risk,” performance-based compensation
☑	Balance short-term and long-term incentive compensation
☑	Use multi-year vesting for all executive officer equity awards
☑	Have an incentive compensation recoupment or clawback policy
☑	Select peer companies that we compete with for executive officer talent, have a similar business and are of similar size as us, and review their pay practices
☑	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices
☑	Require that the compensation committee is comprised entirely of independent directors

What We Don’t Do
☒	Provide guaranteed bonuses or base salary increases
☒	Allow for the repricing of stock options without stockholder approval
☒	Pay dividends or dividend equivalents on unearned shares
☒	Permit hedging or other forms of speculative transactions by employees or directors
☒	Permit pledging by employees or directors
☒	Provide single-trigger change in control benefits
☒	Include gross-ups in executive employment agreements or change-in-control arrangements
☒	Provide excessive perquisites to our executive officers
☒	Provide retirement or pension benefits to executive officers not available to employees generally

Executive Compensation Philosophy and Objectives

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive officer talent by providing competitive compensation packages that reward our executives for company performance. Accordingly, the objectives of our executive officer compensation program are to:

•
Attract and retain a highly-skilled team of executive officers who have the expertise to successfully execute on our business plans within the highly competitive life sciences industry;
•
Motivate and reward the achievement of performance goals that directly correlate to the enhancement of stockholder value; and
•
Align the interests of our executives with the interests of our stockholders by tying compensation to the achievement of short- and long-term strategic and financial goals and stock price performance, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve these objectives, our compensation committee evaluates our executive compensation program annually and takes into consideration pay at our peer companies and within the broader market, as well as the job scope, responsibilities and individual performance and experience of each executive officer.

To maintain pay at competitive levels sufficient to attract and retain our executives, the compensation committee's general philosophy is to target base salaries and total direct compensation (base salaries, target annual cash incentives, and long-term incentives) at levels that approximate the 50th percentile of the market, determined based on data from both our peer companies and the broader market, while also taking into account each executive’s level of experience, performance and responsibility.

To reward the achievement of performance goals, our compensation committee provides annual performance-based cash compensation and utilizes a variety of factors to assess performance against company objectives including, among other things, achieving scientific, business, organizational and operational goals such as regulatory submissions and approvals; progressing our clinical trials and research programs; achieving key research and development milestones; maintaining the strong financial health of the Company; maintaining key strategic relationships; and adding to and developing internal competencies, including hiring of key employees.

To align the interests of our executives with those of our stockholders, we provide a significant portion of our executive compensation in the form of equity incentive compensation through the grants of stock options and RSUs that vest over time, allowing our executives to participate in the longer-term success of our company and the intended appreciation of our stock price.

Pay for Performance / At-Risk Pay

Our executive officer compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. A substantial portion of our executive officers’ total compensation is “at risk,” meaning it is earned only upon achievement of pre-established, objective financial or operating goals, such as in our annual cash incentive program, or it depends on stock price appreciation or value, as is the case in our long-term incentive program.

Through December 31, 2023, our long-term incentive program consisted exclusively of stock options, consistent with the market practice among similar, recently-public companies in our industry and at our stage of development. Stock options are inherently performance-based, requiring stock price appreciation before there is any real value earned. No amount of time will make a stock option deliver any value unless the Company’s stock price increases. In addition, stock options reward our NEOs for increasing shareholder value over the lengthier term of the option, which we believe is particularly well-suited to our stage in the longer pharmaceutical development cycle.

Beginning in January 2024, our board of directors introduced RSUs as part of our long-term incentive program. RSUs complement stock options by providing greater certainty of value during periods of market volatility and furthering executive share ownership, while maintaining alignment with stockholder interests. In addition, awarding full-value shares in the form of RSUs in the long-term portion of total compensation is less dilutive than stock option grants and consistent with the evolving compensation practices of our peer group.

For 2024, approximately 92.77% of our Chief Executive Officer's compensation and 86.87% of the average compensation for our other NEOs was considered "at risk". As shown in the graphics below, the mix of fixed base salary, short-term incentive and long-term incentive compensation reflects the high proportion that is variable and at-risk.

2024 CEO Compensation
All Other Compensation 0.11%
Salary 7.11%
Short Term Incentive: Cash Bonus (At Risk) 5.28%
Long Term Incentives: Options & RSU Awards (At Risk) 87.49%

Elements of our Compensation Program

As described above, the guiding principle of our executive compensation program is to provide a structure that allows us to attract and retain highly qualified executives and to motivate our NEOs to achieve clinical, business and financial goals that create long-term stockholder value in a manner consistent with our core business objectives. Our executive compensation program consists of three components: base salary, short-term incentives in the form of an annual cash bonus, and long-term incentives in the form of annual equity awards.

Each Compensation Element Serves a Unique Purpose

Pay Element	At Risk	Description	Rationale
Base Salary		Fixed cash compensation reflective of individual performance, skills, experience and internal equity, after review of peer group data	Provide stable compensation to executive officers, allowing us to attract and retain skilled executive talent with competitive pay and maintain a consistent, stable leadership team
Short Term Incentives	☑	Variable cash compensation based on the level of achievement of certain annual performance objectives that are pre-determined	Rewards achievement against pre-established goals, motivating executives to achieve performance objectives that are key to our annual operating and strategic plans
Long Term Incentives	☑

Variable equity-based compensation subject to multi-year vesting, with mix of 50% stock options and 50% RSUs.
Stock options vest based on continued service over four years and only have value to the extent that our stock price appreciates after the grant.
RSUs vest based on continued service over four years.

Motivate and reward executive officers to achieve multi-year strategic goals that are expected to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

Base Salary

On an annual basis, our compensation committee reviews and approves base salary adjustments for our NEOs (other than our Chief Executive Officer), and reviews and recommends to the board, for its consideration and approval, base salary adjustments for our Chief Executive Officer. As part of this process, the compensation committee reviews salary data from peer group companies compiled by our compensation consultant, each NEO’s individual performance and, with respect to NEO's other than our Chief Executive Officer, the recommendation of our Chief Executive Officer. For more information regarding the process the compensation committee uses to determine NEO base salaries, see the section below entitled "Process for Setting Total Compensation."

In December 2023, the compensation committee approved base salary adjustments for each of our NEOs other than Ms. Franchi, Ms. Stephenson, and our Chief Executive Officer, and the compensation committee recommended, and our board of directors approved, a base salary adjustment for our Chief Executive Officer. These adjustments, which are reflected in the table below, were effective as of January 1, 2024, and were based upon the applicable NEO’s individual performance and a review by the compensation committee and, in the case of our Chief Executive Officer, our board of directors, of the base salaries payable to comparable executive officers by companies in our peer group. In February 2024, the board of directors approved base salaries for each of Ms. Franchi and Ms. Stephenson in connection with their appointments as Chief Financial Officer and Chief Commercial Officer, respectively, with such base salaries effective as of their respective start dates.

Name	2023 Base Salary ($)	2024 Base Salary ($)	% Change
John Quisel, J.D., Ph.D.	562,000	645,000	14.8%
Jean Franchi	—	515,000	—
Pamela Stephenson, M.P.H.	—	505,000	—
William Savage, M.D., Ph.D.	458,000	505,000	10.3%
Jonathan Yu, M.B.A.	419,000	490,000	16.9%
Joanne Bryce, C.P.A.	419,000	475,000	13.4%

The 2024 base salary increases for Drs. Quisel and Savage and Mr. Yu reflected their strong performance in 2023, and were intended to align their base salaries with approximately the 50th percentile of the market among the Company's updated peer group. For more information regarding updates to our peer group for 2024, see the section below entitled "Process for Setting Total Compensation - Peer Group and Benchmarking." The 2024 base salaries for each of Ms. Franchi and Ms. Stephenson were also intended to align with approximately the 50th percentile of the market and reflect their respective qualifications, prior experience and salary expectations.

Short Term Incentives

Annual Target Bonus Opportunities

We maintain an annual performance-based cash incentive program designed to reinforce our pay-for-performance philosophy by rewarding our NEOs for our performance against pre-established corporate goals. The target bonus opportunity under our annual cash incentive program constitutes a percentage of the applicable executive officer’s base salary. Such target bonus opportunity for the Chief Executive Officer is determined annually by our board of directors, based upon the recommendation of our compensation committee, and the target bonus opportunity for all other NEOs is determined annually by our compensation committee with input from our Chief Executive Officer, in each case after review of peer group data by our compensation consultant and consideration of an individual performance assessment. For more information regarding the process the compensation committee uses to determine NEO annual target bonus opportunities under our annual cash incentive program, see the section below entitled “Process for Setting Total Compensation.”

In December 2023, the compensation committee or the board of directors, as applicable, approved the 2024 target bonus opportunities for the NEOs as set forth in the table below, other than for Ms. Franchi and Ms. Stephenson. After considering market data for each NEO’s position, the target bonus opportunity for our Chief Executive Officer was increased from 50% in 2023 to 55% in order to align with the 50th percentile of the market. No changes were made to the target bonus opportunities of our other continuing NEOs. In February 2024, the board of directors approved the 2024 target bonus opportunities as a percentage of base salary for Ms. Franchi and Ms. Stephenson as set forth in the table below in connection with their appointments as Chief Financial Officer and Chief Commercial Officer, respectively. The 2024 target bonus opportunities for each of Ms. Franchi and Ms. Stephenson were also intended to align with approximately the 50th percentile of the market and reflect their respective qualifications and prior experience.

Name	Target Bonus (% of Base Salary)
John Quisel, J.D., Ph.D.	55%
Jean Franchi	40%
Pamela Stephenson, M.P.H.	40%
William Savage, M.D., Ph.D.	40%
Jonathan Yu, M.B.A.	40%
Joanne Bryce, C.P.A.	40%

Calculation of Actual Bonus Payouts

The cash bonus actually paid to our Chief Executive Officer under our annual cash incentive program is determined by the board of directors based upon the recommendation of our compensation committee and is calculated by multiplying the Chief Executive Officer's target bonus opportunity by the percentage achievement of the Company’s pre-established corporate goals for that year. As such, our Chief Executive Officer's annual cash bonus amount is entirely based on the achievement of our corporate goals for that year. The annual cash bonus actually paid to our other NEOs is determined by our compensation committee and is calculated by multiplying the applicable target bonus opportunity by the percentage achievement of the Company’s pre-established corporate goals for that year, but subject to adjustment for individual performance as recommended by our Chief Executive Officer. Payment of the annual cash bonus to all of our executive officers, including our Chief Executive Officer, is conditioned on the executive remaining employed by us or providing services to us at the time the bonus is actually paid.

2024 Corporate Goals and Performance

In December 2023, our board of directors, upon recommendation from our compensation committee, approved the corporate goals for 2024. Our corporate goals are comprised of key strategic, operational and corporate performance goals relating to clinical development, research, commercial, business development and corporate advancement objectives. As outlined in the table below, each of our corporate goals has a designated weighting and the compensation committee assesses the achievement of each corporate goal. The corporate goals consist of pre-established “base” goals, the achievement of which would result in up to 100% of target bonus opportunities being earned based on corporate performance, and pre-established “stretch” goals, the achievement of which would reflect exceptional performance above and beyond the expected level of performance and that would result in additional target bonus opportunities being earned based on corporate performance. To remove subjectivity in determining the achievement of our base and stretch corporate goals, each goal may either be achieved or not achieved and cannot be overachieved or partially achieved. In addition to the base and stretch goals established at the beginning of the year, the compensation committee and the board of directors may, in their discretion, award or deduct a limited percentage of achievement of our corporate goals based on the Company's overall corporate performance during the applicable fiscal year. The 2024 corporate goals, the aggregate relative weightings assigned to each goal, our aggregate actual achievement with respect to such goals as recommended by the compensation committee and determined by the board of directors, and certain specific achievements that the compensation committee and the board of directors reviewed in making such determination, were as follows:

Corporate Goals	Relative Weighting (%)(1)	Select Corporate Goal Achievements	Weighted Actual Performance (%)
1. Bitopertin Development	25%		60%
		• Released topline Phase 2 AURORA data
		• Held End of Phase 2 meeting with FDA
		• Initiated manufacturing campaigns to support NDA readiness
		• Stretch: Obtained favorable FDA feedback on expedited approval pathway (+40%)
2. DISC-0974 Development	25%		25%
		• Presented topline data from Phase 1b MF anemia trial and selected Phase 2 dose
		• Completed enrollment and presented topline data from Phase 1b CKD anemia trial
		• Completed drug substance manufacturing for Phase 2 trials
		• Stretch: Made significant further progress in additional indication (+5%)
3. DISC-3405 Development	13%		16%
		• Completed Phase 1 SAD/MAD study and held End of Phase 1 meeting with FDA
		• Advanced certain nonclinical and manufacturing efforts
		• Stretch: Made significant preclinical progress in additional indication (+3%)
4. Certain Early-Stage Development	5%		0%
		---
5. Finance & Company Building	32%		32%
		• Achieved hiring and retention objectives
		• Met all public company filing requirements
		• Presented at major investor conferences
		• Operated planned activities within budget projection
		• Obtained financing to provide runway into 2027
TOTAL	100%		135%(2)

___________________

(1)
Reflects only base goal weighting.
(2)
Reflects a weighted actual performance total of 133% plus 2% awarded by the compensation committee and board of directors in recognition of the Company's overall corporate success during 2024.

Certain of these corporate goals include highly sensitive and competitive data, including preclinical, clinical, regulatory and strategic targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us.

In December 2024, the compensation committee evaluated our performance against the 2024 corporate goals. As described in detail in the table above, the compensation committee measured each base and stretch goal that was achieved or not achieved, and considered the Company's overall corporate performance during 2024. In particular, the compensation committee determined that achievement of the stretch goal regarding favorable FDA feedback on an expedited approval pathway for bitopertin was the most impactful to the creation of long-term stockholder value and reflected exceptionally strong Company performance, and therefore assigned an achievement percentage of 40% to that goal. Accordingly, the compensation committee determined that the Company achieved its corporate goals at 133% and recommended an additional achievement of 2% in recognition of the Company's overall corporate success in 2024. As a result, the compensation committee recommended and the board of directors approved a total corporate goals achievement of 135% of target for 2024.

Based on this achievement of our 2024 corporate goals and Dr. Quisel's recommendation to the compensation committee regarding the individual accomplishments of each of our other NEOs in 2024, our NEOs received the following annual cash bonuses for 2024:

Name	Target Bonus (% of Base Salary)	Percent of Target Awarded	Bonus Awarded (% of Annual Base Salary)	Bonus Awarded ($)
John Quisel, J.D., Ph.D.	55%	135%	74.25%	478,913
Jean Franchi	40%	135%	54.00%	278,100
Pamela Stephenson, M.P.H.	40%	135%	54.00%	272,700
William Savage, M.D., Ph.D.	40%	135%	54.00%	322,700	(1)
Jonathan Yu, M.B.A.	40%	135%	54.00%	264,600
Joanne Bryce, C.P.A.(2)	40%	135%	0.00%	—

___________________

(1)
Represents an annual cash bonus award of $272,700 under the cash incentive program plus a discretionary bonus in the amount of $50,000, reflecting Dr. Savage's exceptional individual performance in 2024.
(2)
Ms. Bryce departed from her position as Chief Financial Officer as of February 7, 2024. Pursuant to Ms. Bryce's severance arrangement, she was entitled to receive a payment in the amount of $16,990, equal to her pro-rated target bonus for 2024. See "Potential Payments Upon Termination or Change in Control" below for a description of Ms. Bryce's severance arrangement in connection with her departure.

Long Term Incentives

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive, and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe long-term incentive compensation is a crucial component of our executive compensation package.

We grant a mix of stock options and RSUs as part of our on-hire and annual awards to our NEOs. The size of equity awards granted to our NEOs varies based on their role and annual performance assessments. For more information about how we set the long-term incentive compensation of our NEOs, please see the section below entitled "Process for Setting Total Compensation."

Our long-term incentive compensation program is designed to:

•
reward demonstrated leadership and performance;
•
align our executive officers’ interests with those of our stockholders through long-term value creation;
•
reinforce our pay-for-performance philosophy;
•
retain our executive officers through the vesting period of the awards;
•
maintain competitive levels of executive compensation; and
•
motivate our executive officers for outstanding future performance.

For our 2024 annual long-term incentive award, the compensation committee approved the following equity award mix for our NEOs: 50% in the form of stock options and 50% in the form of RSUs.

Stock Options and Restricted Stock Units

We award stock options and RSUs as our long-term incentive compensation because they directly align executive compensation with the creation of stockholder value, and the ultimate value received from stock options and RSUs depends on stock price performance after the grant date. Stock options and RSUs also encourage retention through time-based vesting. This award mix is also aligned with peer practices, as advised by our independent compensation consultant. Stock option awards to newly hired NEOs generally vest as to 25% of the shares subject to the option after one year and in equal monthly installments over the following three years, and stock option awards to existing NEOs generally vest in monthly installments over four years, in both cases, generally subject to continued employment. The exercise price of all stock options is equal to the closing price of our common stock on the grant date as reported by the Nasdaq Stock Market. RSU awards to our NEOs generally vest in annual installments over four years, generally subject to continued employment.

In establishing annual long-term incentive award levels for our NEOs other than our Chief Executive Officer, and in formulating a recommendation to the board of directors on the long-term incentive awards to be granted to our Chief Executive Officer, the compensation committee evaluates long-term incentive award data from our peer group (as well as broader market survey data), overall Company performance, the amount of equity previously awarded to the NEOs and the vesting terms of such prior awards, and the Company’s broader organizational equity needs and overall dilution. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our stockholders, remains competitive with industry and peer benchmarks and is consistent with our overall equity needs and dilution levels.

2024 Annual Awards

Based on the compensation committee's evaluation, the compensation committee or the board of directors, as applicable, granted long-term incentive awards to our NEOs, other than Ms. Franchi and Ms. Stephenson, in January 2024. The table below reflects these long-term incentive awards granted in the form of stock options and RSUs, with the values calculated in accordance with FASB ASC Topic 718 and as reported in our Summary Compensation Table.

Name	Grant Date	Stock Options Awarded (#)	Stock Option Value ($)	RSUs Awarded (#)	RSU Value ($)
John Quisel, J.D., Ph.D.	1/10/2024	99,550	3,690,937	66,365	4,240,724
William Savage, M.D., Ph.D.	1/10/2024	27,800	1,030,719	18,535	1,184,387
Jonathan Yu, M.B.A.	1/10/2024	27,250	1,010,327	18,165	1,160,744
Joanne Bryce, C.P.A.(1)	1/10/2024	27,250	1,010,327	18,165	1,160,744

___________________

(1)
Ms. Bryce departed from her position as Chief Financial Officer effective as of February 7, 2024 and served as an advisor to the Company until November 7, 2024, at which point any then-unvested equity awards were forfeited in accordance with their terms. See "Potential Payments Upon Termination or Change in Control" below for additional detail on the post-termination treatment of Ms. Bryce's equity awards.

2024 New Hire Awards

The board of directors granted on-hire long-term incentive awards in the form of stock options and RSUs to Ms. Franchi and Ms. Stephenson in connection with their appointment to their respective positions in February 2024 as reflected in the table below, where the values are calculated in accordance with FASB ASC Topic 718 and as reported in our Summary Compensation Table. These awards were granted outside our Amended and Restated 2021 Stock Option and Incentive Plan as inducements material to Ms. Franchi's and Ms. Stephenson's entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4) and were designed to be competitive with market practice.

Name	Grant Date	Stock Options Awarded (#)	Stock Option Value ($)	RSUs Awarded (#)	RSU Value ($)
Jean Franchi	2/7/2024	55,000	2,090,102	36,666	2,392,457
Pamela Stephenson, M.P.H.	2/26/2024	55,000	2,082,577	36,666	2,370,824

Process for Setting Total Compensation

Role of the Compensation Committee

The implementation of our compensation philosophy is carried out under the supervision of our compensation committee. The compensation committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the compensation committee. Management, under guidelines and procedures approved by the compensation committee, determines the compensation of our non-executive officer employees.

Towards the end of each year, the compensation committee deliberates regarding performance-based compensation payouts for the end of such year as well as the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our NEOs, including our Chief Executive Officer, for the next fiscal year. As a result of such deliberations, the compensation committee makes decisions regarding the compensation for our NEOs other than our Chief Executive Officer, and makes a recommendation to the board of directors regarding the compensation of our Chief Executive Officer, for the next fiscal year. In setting compensation for our other NEOs, the compensation committee solicits the input of our Chief Executive Officer, who recommends to the compensation committee the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our NEOs for the next fiscal year, as well as performance-based compensation payouts. The compensation committee remains solely responsible for making the final decisions on compensation for all of our NEOs other than our Chief Executive Officer, whose compensation is determined by the board of directors. Our NEOs, including our Chief Executive Officer, are not present during discussions of their respective compensation packages nor do they participate in approving any portion of their own or other NEO compensation packages.

The compensation committee considers a variety of factors, as described below, which may vary from year to year, to set the compensation of our NEOs at levels that the compensation committee considers to be competitive and appropriate for each NEO, using the compensation committee’s professional experience and judgment:

•
Company performance
•
Market data from the independent compensation consultant
•
Individual performance
•
Retention risk
•
Independent compensation consultant recommendations
•
Chief Executive Officer’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience
•
Internal pay equity among individuals and positions
•
Criticality and scope of job function
•
Total targeted and historical compensation
•
Any other factors the compensation committee determines appropriate

Towards the end of each year, Company-wide performance goals for the following year are finalized by the compensation committee and the board of directors, and progress toward these goals is reviewed at meetings throughout the year. In addition, to verify the alignment of our compensation program with our business strategy and with the items that we believe drive the creation of stockholder value, the compensation committee reviews the elements and competitiveness of our executive compensation program throughout the year and determines whether it would be appropriate to make any changes to program components.

Role of the Compensation Consultant

The compensation committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist the compensation committee in performing its responsibilities. The compensation committee may terminate the services of the consultant if the compensation committee deems it appropriate. In 2024, the compensation committee utilized the services of Pearl Meyer to assist it in fulfilling its responsibilities, including for advice regarding overall compensation program design, peer group development and updates, and director and executive compensation benchmarking.

We develop our compensation programs after reviewing publicly available compensation data for our peer group, as provided by Pearl Meyer, supplemented by subscription survey data that we may procure through other vendors, as appropriate. The board of directors and the compensation committee consider Pearl Meyer’s data, analysis and recommendations on certain compensation matters as they deem appropriate.

The compensation committee annually evaluates its engagement of compensation consultants, and selected Pearl Meyer to advise with respect to compensation matters based on Pearl Meyer’s industry experience and reputation. The compensation committee has assessed the independence of Pearl Meyer pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the compensation committee.

Peer Group and Benchmarking

In evaluating the total compensation of our NEOs, our compensation committee, using information provided by Pearl Meyer, annually reassesses a peer group of publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries that are selected based on similarities to our Company using a balance of the following criteria:

•
Valuation: Market capitalizations between $350 million and $3.5 billion;
•
Stage of Development: Clinical-stage life science companies;
•
Operating Size: Between 20 and 200 employees and operating expense over the prior 12 months of less than $175 million; and
•
Competitors: Rare disease or hematology companies against which we believe we compete for executive talent.

Within these parameters, the compensation committee determined that our peer group for 2024 compensation comparisons and decisions was as follows:

89Bio, Inc.*	Keros Therapeutics, Inc.
Cogent Biosciences, Inc.	Morphic Holding, Inc.*
Cullinan Oncology, Inc.	Protagonist Therapeutics, Inc.
CymaBay Therapeutics, Inc.	Rallybio Corporation
Design Therapeutics, Inc.	Scholar Rock Holding Corporation*
Dyne Therapeutics, Inc.	Syndax Pharmaceuticals, Inc.*
Edgewise Therapeutics, Inc.	Terns Pharmaceuticals, Inc.
Foghorn Therapeutics, Inc.	Viking Therapeutics, Inc.*
IDEAYA Biosciences, Inc.	Viridian Therapeutics, Inc.
iTeos Therapeutics, Inc.*

The six companies marked with an asterisk were added to the 2024 peer group; five companies that no longer met the criteria were removed (Astria Therapeutics, Inc., HilleVax, Inc., Icosavax, Inc., PMV Pharmaceuticals, Inc., and Vor Biopharma, Inc.). The compensation committee believes that the compensation practices of our 2024 peer group provided us with appropriate compensation benchmarks for evaluating the compensation of our NEOs for 2024. Notwithstanding the similarities of our 2024 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, or with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions.

Although our compensation committee and board of directors generally target compensation for each NEO to be competitive with the compensation provided by our peers for the same or a similar position, including targeting base salaries, annual target bonus opportunities, and long-term equity incentives that approximate the 50th percentile of our peer group, they may consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established corporate goals, in determining variations to this general target range.

Benefits and Other Compensation

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis, or the 401(k) Plan. Participants in the 401(k) Plan are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. During 2024, we implemented a safe harbor match under our 401(k) program of 50% of a participant’s eligible contributions, up to a total of 6% of eligible compensation. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) Plan.

Health and Welfare Benefits

All of our full-time employees, including our NEOs, are eligible to participate in certain medical, disability and life insurance benefit programs as offered by us. We pay the full premiums for dental, vision, term life insurance and disability for all of our employees, including our NEOs. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or NEOs.

Severance and Change of Control Benefits

Each NEO is also eligible for severance benefits in specified circumstances, as set forth in each such officer’s employment agreement. Under the terms of these agreements, upon execution and effectiveness of a severance agreement and release of claims, each NEO will be entitled to double-trigger severance payments if at any time, including within three months prior to or 12 months following a change in control, we:

•
terminate his or her employment without cause; or
•
he or she terminates employment with us for good reason.

We provide these severance arrangements because we believe that, in a competitive market for talent, severance arrangements are necessary to attract and retain high quality executives. In addition, the change in control benefit allows and incentivizes executives to maintain their focus on our business during a period when they otherwise might be distracted. Please refer to “Employment Arrangements with Named Executive Officers” below for a more detailed discussion of severance benefits for our NEOs.

Employee Stock Purchase Plan

We maintain our tax-qualified 2021 Employee Stock Purchase Plan, or the ESPP, in which all our employees, including our NEOs, may participate, subject to the eligibility criteria set forth in the ESPP and consistent with the applicable tax rules. The purpose of the ESPP is to encourage employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders. None of our NEOs purchased shares of our common stock under the ESPP in fiscal year 2024.

Other Compensation Policies and Practices

Equity Grant Practices

Our compensation committee generally approves the annual equity awards for our executive officers, including each of our NEOs (except for the Chief Executive Officer whose annual equity awards are approved by our board of directors), at a pre-scheduled meeting or by unanimous written consent in the last quarter of the preceding fiscal year, with such grants generally effective in the first quarter of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an individual, or where the compensation committee determines it is in the best interests of the Company, the compensation committee may approve the grant of equity awards at other times. In particular, the compensation committee's practice is to approve on-hire grants of equity awards to new executives effective upon their date of hire or promotion, as applicable.

During fiscal year 2024, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation awarded, and no NEO was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or an annual report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, other than one stock option grant described below, issued in connection with the appointment of our Chief Financial Officer on February 7, 2024, the same day the Company issued a required Form 8-K announcing such appointment.

Type of Equity Award	Grantee	Grant Date	Number of Securities Underlying the Award	Per-Share Exercise Price ($/Sh)	Grant Date Fair Value of Award ($)	Percentage Change in Market Value of Underlying Securities(1)
Option to Purchase Common Stock	Jean Franchi	2/7/2024	55,000	$65.25	2,090,102	0.47%

___________________

(1)
Reflects the percentage change in the market price of the underlying securities between the closing market price of the security one trading day prior to and one trading day following the disclosure of material nonpublic information.

Policy for Recoupment of Incentive Company (Clawback Policy)

We have adopted a policy for recoupment of incentive compensation, or the Clawback Policy, in compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, final SEC rules and applicable Nasdaq listing standards, or the final clawback rules, which covers our current and former executive officers, including all of our NEOs. Under the Clawback Policy, in the event that we are required to prepare a restatement of our previously issued financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we are required to recover (subject to certain limited exceptions described in the Clawback Policy and permitted under the final clawback rules) any incentive-based compensation and any other equity-based compensation received by any current or former executive officer after the effective date of the Clawback Policy and in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. In addition, under our Clawback Policy, in the event that we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under securities laws, we must use reasonable efforts to recover (i) any incentive-based compensation and any other equity-based compensation received by any other current or former employee of the Company in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements if we determine that the employee committed certain acts or omissions that materially contributed to the circumstances requiring the restatement and (ii) up to 100% of the incentive-based compensation and any other equity-based compensation received by any current or former employee in the three years prior to the date we are required to restate our financial statements if we determine that the employee committed certain acts or omissions that materially contributed to the circumstances requiring the restatement.

Perquisites and Personal Benefits

We generally do not provide perquisites to our executives.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year that is paid to certain executive officers of the corporation. The compensation committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary for our success. Accordingly, the compensation committee has authorized and will continue to authorize compensation payments that are not or may not be deductible, in full or in part.

The compensation committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

This Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025.

The preceding report has been furnished by the following members of the Committee:

Donald Nicholson, Ph.D.

Mona Ashiya, Ph.D.

Kevin Bitterman, Ph.D.

EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers, or NEOs, for services rendered to us in all capacities for the fiscal years ended December 31, 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John Quisel, J.D., Ph.D.	2024	645,000		—		4,240,724		3,690,937		478,913	10,350	9,065,924
President and Chief Executive Officer	2023	562,000		—		—		—		337,200	9,900	909,100
	2022	476,477		—		—		1,081,150		273,638	—	1,831,265
Jean Franchi(6)	2024	464,491		75,000	(7)	2,392,457		2,090,102		278,100	—	5,300,150
Chief Financial Officer
Pamela Stephenson, M.P.H.(8)	2024	428,603		40,000	(9)	2,370,824		2,082,577		272,700	10,350	5,205,054
Chief Commercial Officer
William Savage, M.D., Ph.D.	2024	505,000		50,000	(10)	1,184,387		1,030,719		272,700	10,350	3,053,156
Chief Medical Officer	2023	458,000		—		—		—		219,840	9,900	687,740
	2022	378,234		20,000		—		318,803		173,719	—	890,756
Jonathan Yu, M.B.A.	2024	490,000		—		1,160,744		1,010,327		264,600	10,350	2,936,021
Chief Operating Officer	2023	419,000		—		—		—		201,120	7,885	628,005
	2022	355,884		20,000		—		277,221		163,438	—	816,543
Joanne Bryce, C.P.A.(11)	2024	60,114	(12)	—		1,160,744	(13)	1,010,327	(14)	—	409,659	2,640,844
Former Chief Financial Officer	2023	419,000		—		—		1,123,795		201,120	9,900	1,753,815
	2022	355,884		20,000		—		277,221		163,438	—	816,543

___________________

(1)
Amounts reported reflect salaries earned by each NEO during the respective fiscal year.
(2)
Amounts reported represent the aggregate grant date fair value of the RSUs granted to our NEOs during 2024, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, not including any estimates of forfeitures related to service-based vesting conditions.
(3)
Amounts reported represent the aggregate grant date fair value of the stock options awarded to our NEOs during the 2024, 2023 and 2022 fiscal years, as applicable, calculated in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 12 to our consolidated financial statements included in Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the stock options or any sale of the common stock underlying such stock options.
(4)
Amounts reported represent bonuses earned as of December 31, 2024, upon the attainment of one or more pre-established performance goals established by our board of directors on an annual basis under our cash incentive program.
(5)
With respect to Dr. Quisel, Ms. Franchi, Ms. Stephenson, Dr. Savage and Mr. Yu, amounts reported represent safe harbor matching contributions under our 401(k) plan in 2024. With respect to Ms. Bryce, the amount reported represents (i) severance benefits payable pursuant to her separation agreement, consisting of (A) $356,250, representing an amount equal to nine months of her base salary, payable in substantially equal installments over nine months following her termination, (B) $16,990, representing her pro-rated target bonus for 2024, and (C) $26,069, representing continuing payment to Ms. Bryce of the portion of the premiums equal to the amount that we would have paid to provide health insurance had she remained employed with us for up to nine months following her termination of employment, and (ii) a safe harbor matching contribution under our 401(k) plan in an amount of $10,350.
(6)
Ms. Franchi commenced employment with us on February 7, 2024 and, accordingly, her 2024 base salary has been prorated to reflect her partial year of service.
(7)
Amount reported represents a sign-on bonus paid to Ms. Franchi in connection with the commencement of her employment in 2024.
(8)
Ms. Stephenson commenced employment with us on February 26, 2024 and, accordingly, her 2024 base salary has been prorated to reflect her partial year of service.
(9)
Amount reported represents a sign-on bonus paid to Ms. Stephenson in connection with the commencement of her employment in 2024.
(10)
Amount reported represents a discretionary annual bonus paid to Dr. Savage for exceptional individual performance.
(11)
Ms. Bryce departed from her role as Chief Financial Officer effective as of February 7, 2024 and served as an advisor to the Company until November 7, 2024.
(12)
Amount reported represents Ms. Bryce's prorated 2024 base salary reflecting her partial year of service as an employee in the amount of $45,064, and consulting fees earned during the remainder of 2024 in the amount of $15,050.
(13)
The RSUs granted to Ms. Bryce in 2024 were subsequently forfeited upon the termination of her advisor role. However, in accordance with SEC rules, the full grant date fair value of the award is reported in this table.
(14)
The unvested portion of the stock option granted to Ms. Bryce in 2024 was subsequently forfeited upon the termination of her advisor role. However, in accordance with SEC rules, the full grant date fair value of the award is reported in this table.

Grants of Plan-Based Awards for Fiscal Year 2024

The following table sets forth information concerning each grant of an award made to an NEO during the fiscal year ended December 31, 2024 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. Except where stated otherwise, all equity awards granted to NEOs during 2024 were granted under the Company’s Amended and Restated 2021 Stock Option and Incentive Plan, or the 2021 Plan.

Name	Grant Date		Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(2)	All Other Stock Awards: Number of Shares of Stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
John Quisel, J.D., Ph.D.	—			354,750	—	—	—	—
	1/10/2024		12/19/2023	—	66,365	—	—	4,240,724
	1/10/2024		12/19/2023	—	—	99,550	63.90	3,690,937
Jean Franchi	—			206,000	—	—	—	—
	2/7/2024	(7)	2/5/2024	—	36,666	—	—	2,392,457
	2/7/2024	(7)	2/5/2024	—	—	55,000	65.25	2,090,102
Pamela Stephenson, M.P.H.	—			202,000	—	—	—	—
	2/26/2024	(8)	2/23/2024	—	36,666	—	—	2,370,824
	2/26/2024	(8)	2/23/2024	—	—	55,000	64.66	2,082,577
William Savage, M.D., Ph.D.	—			202,000	—	—	—	—
	1/10/2024		12/14/2023	—	18,535	—	—	1,184,387
	1/10/2024		12/14/2023	—	—	27,800	63.90	1,030,719
Jonathan Yu, M.B.A.	—			196,000	—	—	—	—
	1/10/2024		12/14/2023	—	18,165	—	—	1,160,744
	1/10/2024		12/14/2023	—	—	27,250	63.90	1,010,327
Joanne Bryce, C.P.A.	—			190,000	—	—	—	—
	1/10/2024		12/14/2023	—	18,165	—	—	1,160,744
	1/10/2024		12/14/2023	—	—	27,250	63.90	1,010,327

___________________

(1)
Represents the date the compensation committee or the board of directors, as applicable, took action to grant the award, where such action took place on a date other than the grant date.
(2)
Represents the target amount of each executive’s cash payments under our 2024 annual performance-based cash incentive program as described in “Compensation Discussion and Analysis” above. Actual payments made for 2024 are provided in the “2024 Summary Compensation Table.” As there are no threshold or maximum amounts with respect to these performance-based cash payments, the columns “Threshold ($)” and “Maximum ($)” are inapplicable and therefore have been omitted from this table.
(3)
Represents RSUs awarded with time-based vesting criteria established by the compensation committee and described in "Compensation Discussion and Analysis" above.
(4)
Represents stock options awarded with time-based vesting criteria established by the compensation committee and described in "Compensation Discussion and Analysis" above.
(5)
The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.

(6)
These amounts represent the aggregate grant date fair value of awards granted to our NEOs in 2024, computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 12 of “Notes to Consolidated Financial Statements” in our 2024 Annual Report filed with the SEC on February 27, 2025 for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards.
(7)
The grant of stock options and RSUs to Ms. Franchi in February 2024 consists of her on-hire award in connection with her appointment as Chief Financial Officer. This award was granted outside of our 2021 Plan as an inducement material to Ms. Franchi’s entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
(8)
The grant of stock options and RSUs to Ms. Stephenson in February 2024 consists of her on-hire award in connection with her appointment as Chief Commercial Officer. This award was granted outside of our 2021 Plan as an inducement material to Ms. Stephenson’s entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2024:

				Option Awards(1)				Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John Quisel, J.D., Ph.D.	1/10/2024	(3)	2/15/2024	—	—	—	—	66,365	4,207,541
	1/10/2024	(4)	1/10/2024	22,813	76,737	63.90	1/10/2034	—	—
	12/29/2022	(4)	12/29/2022	66,001	66,001	13.50	12/29/2032	—	—
	9/14/2021	(4)	9/1/2021	123,803	31,572	9.86	9/13/2031	—	—
	10/23/2020	(5)	10/7/2020	41,830	—	2.65	10/22/2030	—	—
	3/11/2020	(5)	2/25/2020	215,420	—	1.01	3/10/2030	—	—
Jean Franchi	2/7/2024	(3)	2/15/2024	—	—	—	—	36,666	2,324,624
	2/7/2024	(6)	2/7/2024	—	55,000	65.25	2/6/2034	—	—
Pamela Stephenson, M.P.H.	2/26/2024	(3)	2/15/2024	—	—	—	—	36,666	2,324,624
	2/26/2024	(6)	2/26/2024	—	55,000	64.66	2/25/2034	—	—
William Savage, M.D., Ph.D.	1/10/2024	(3)	2/15/2024	—	—	—	—	18,535	1,175,119
	1/10/2024	(4)	1/10/2024	6,370	21,430	63.90	1/10/2034	—	—
	12/29/2022	(4)	12/29/2022	10,542	19,462	13.50	12/29/2032	—	—
	9/14/2021	(4)	9/1/2021	27,561	8,473	9.86	9/13/2031	—	—
	9/14/2021	(4)	7/1/2021	3,725	1,533	9.86	9/13/2031	—	—
	10/23/2020	(5)	10/7/2020	1,498	—	2.65	10/22/2030	—	—
	8/11/2020	(5)	8/3/2020	4,233	—	2.65	8/10/2030	—	—
Jonathan Yu, M.B.A.	1/10/2024	(3)	2/15/2024	—	—	—	—	18,165	1,151,661
	1/10/2024	(4)	1/10/2024	6,244	21,006	63.90	1/10/2034	—	—
	12/29/2022	(4)	12/29/2022	16,923	16,924	13.50	12/29/2032	—	—
	9/14/2021	(4)	9/1/2021	36,814	8,488	9.86	9/13/2031	—	—
	9/14/2021	(4)	7/1/2021	5,992	1,022	9.86	9/13/2031	—	—
	10/23/2020	(5)	10/7/2020	16,380	—	2.65	10/22/2030	—	—
	8/11/2020	(5)	7/1/2020	37,941	—	2.65	3/10/2030	—	—
Joanne Bryce, C.P.A.(7)	1/10/2024	(4)	1/10/2024	5,109	—	63.90	11/6/2025	—	—
	12/29/2022	(4)	12/29/2022	15,513	—	13.50	11/6/2025	—	—
	9/14/2021	(4)	9/1/2021	55,237	—	9.86	11/6/2025	—	—
	10/23/2020	(5)	10/7/2020	198	—	2.65	11/6/2025	—	—
	10/23/2020	(5)	1/1/2020	198	—	2.65	11/6/2025	—	—
	11/6/2019	(5)	5/1/2020	752	—	1.01	11/6/2025	—	—

___________________

(1)
Pursuant to the terms of our 2017 Stock Option and Grant Plan, as amended, the exercise price of, and number of shares subject to, stock options granted in years 2020 and 2021 were adjusted in connection with (i) the 1-for-10 reverse stock split and (ii) our merger with Gemini Therapeutics, Inc., or Gemini, each of which occurred on December 29, 2022, pursuant to which all of our shares of common stock were converted into shares of Gemini’s common stock based on an exchange ratio of 0.1096. Accordingly, such stock options shown in the table above

(and in the corresponding footnotes) reflect our NEOs’ post-reverse stock split holdings and post-conversion holdings.
(2)
The market value of the stock awards is determined by multiplying the number of shares subject to the award by $63.40, which was the closing price of our common stock on December 31, 2024, the last trading day of the fiscal year.
(3)
Represents RSUs that vest in equal 25% installments over four years on each anniversary of the vesting commencement date, subject to the NEO’s continuous service.
(4)
This stock option vests in 48 equal monthly installments following the vesting commencement date, subject to the NEO’s continuous service.
(5)
This stock option became vested in full on or prior to December 31, 2024.
(6)
25% of the shares vested on the one-year anniversary of the vesting commencement date. The remaining shares vest in 36 equal monthly installments following the vesting commencement date, subject to the NEO’s continuous service.
(7)
Ms. Bryce departed from her position as Chief Financial Officer as of February 7, 2024 and served as an advisor to the Company until November 7, 2024, at which point any then-unvested equity awards were forfeited in accordance with their terms. See "Potential Payments Upon Termination or Change in Control" below for additional detail on the post-termination treatment of Ms. Bryce's equity awards.

Option Exercises and Stock Vested in Fiscal Year 2024

The following table sets forth information concerning option exercises and stock vested for each of our NEOs during the fiscal year ended December 31, 2024:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
John Quisel, J.D., Ph.D.	58,623	3,471,357
Jean Franchi	—	—
Pamela Stephenson, M.P.H.	—	—
William Savage, M.D., Ph.D.	45,211	1,843,254
Jonathan Yu, M.B.A.	—	—
Joanne Bryce, C.P.A.	7,610	453,963

___________________

(1)
Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the closing price of our common stock on the Nasdaq Global Market at each time of exercise.

Employment Arrangements With Named Executive Officers

Dr. John Quisel

We are party to an employment agreement effective as of December 29, 2022 with Dr. Quisel, or the Quisel Employment Agreement, who currently serves as our President and Chief Executive Officer, that supersedes his previous employment agreement. The Quisel Employment Agreement provides for Dr. Quisel’s at-will employment, an annual salary of $562,000, subject to our periodic review and increase, but not decrease (except for an across-the-board reduction of no greater than 10% of based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company), an annual bonus with a target amount equal to 50% of his base salary and eligibility to participate in the employee benefit plans generally available to our employees.

The Quisel Employment Agreement also provides that upon a termination without cause (and not due to death or disability) or if Dr. Quisel resigns for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Dr. Quisel is entitled to receive cash severance equal to continued base salary payments for 12 months, a lump sum payment equal to 100% of Dr. Quisel’s target bonus pro-rated for the year of termination, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, acceleration of 25% of Dr. Quisel’s unvested and outstanding time-based vesting equity awards and payment of COBRA premiums (subject to Dr. Quisel’s continued copayment of such premiums at the active employees’ rate) for up to 12 months following the termination date.

If within 3 months prior to or 12 months following a change of control, Dr. Quisel is terminated by the Company or a successor involuntarily without cause (and not due to death or disability) or Dr. Quisel resigns for good reason, Dr. Quisel shall be entitled to a lump sum cash payment equal to 18 months of his then current base salary, plus 100% of his target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Dr. Quisel’s outstanding equity awards subject to time-based vesting shall be immediately and fully accelerated and he shall be entitled to the payment of COBRA premiums for up to 18 months (subject to Dr. Quisel’s continued copayment of such premiums at the active employees’ rate).

All severance payments and benefits are conditioned upon Dr. Quisel’s execution of a release of claims in our favor. If as a result of a termination of his employment Dr. Quisel becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Dr. Quisel is subject to a modified cutback of the payments and benefits he would otherwise receive in connection with a change in control, such that he would retain the higher of the net amount he would receive if such payments were reduced to avoid payment of the excise tax and the net amount he would receive if he received such payments in full and paid the excise tax. Dr. Quisel is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

Ms. Jean Franchi

We are party to an employment agreement effective as of February 7, 2024 with Ms. Franchi, or the Franchi Employment Agreement, who currently serves as our Chief Financial Officer. The Franchi Employment Agreement provides for Ms. Franchi’s at-will employment, an annual salary of $515,000, subject to our periodic review and increase, but not decrease (except for an across-the-board reduction of no greater than 10% of based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company), a one-time signing bonus of $75,000, an annual bonus with a target amount equal to 40% of her base salary and eligibility to participate in the employee benefit plans generally available to our employees. In addition, as contemplated by the Franchi Employment Agreement, the board of directors granted Ms. Franchi (i) an option to purchase 55,000 shares of our common stock, and (ii) 36,666 RSUs.

The Franchi Employment Agreement also provides that upon a termination without cause (and not due to death or disability) or if Ms. Franchi resigns for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Ms. Franchi is entitled to receive cash severance equal to continued base salary payments for 9 months, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, and payment of COBRA premiums (subject to Ms. Franchi’s continued copayment of such premiums at the active employees’ rate) for up to 9 months.

If within 3 months prior to or 12 months following a change of control, Ms. Franchi is terminated by the Company or a successor involuntarily without cause (and not due to death or disability) or Ms. Franchi resigns for good reason, Ms. Franchi shall be entitled to a lump sum cash payment equal to 12 months of her then current base salary, plus 100% of her target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Ms. Franchi’s outstanding equity awards subject to time-based vesting shall be immediately and fully accelerated and she shall be entitled to the payment of COBRA premiums for up to 12 months (subject to Ms. Franchi’s continued copayment of such premiums at the active employees’ rate).

All severance payments and benefits are conditioned upon Ms. Franchi’s execution of a release of claims in our favor. If as a result of a termination of her employment Ms. Franchi becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Franchi is subject to a modified cutback of the payments and benefits she would otherwise receive in connection with a change in control, such that she would retain the higher of the net amount she would receive if such payments were reduced to avoid payment of the excise tax and the net amount she would receive if she received such payments in full and paid the excise tax. Ms. Franchi is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

Ms. Pamela Stephenson

We are party to an employment agreement effective as of February 26, 2024 with Ms. Stephenson, or the Stephenson Employment Agreement, who currently serves as our Chief Commercial Officer. The Stephenson Employment Agreement provides for Ms. Stephenson’s at-will employment, an annual salary of $505,000, subject to our periodic review and increase, but not decrease (except for an across-the-board reduction of no greater than 10% of based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company), a one-time signing bonus of $40,000, an annual bonus with a target amount equal to 40% of her base salary and eligibility to participate in the employee benefit plans generally available to our employees. In addition, as contemplated by the Stephenson Employment Agreement, the board of directors granted Ms. Stephenson (i) an option to purchase 55,000 shares of our common stock, and (ii) 36,666 RSUs.

The Stephenson Employment Agreement also provides that upon a termination without cause (and not due to death or disability) or if Ms. Stephenson resigns for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Ms. Stephenson is entitled to receive cash severance equal to continued base salary payments for 9 months, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, and payment of COBRA premiums (subject to Ms. Stephenson’s continued copayment of such premiums at the active employees’ rate) for up to 9 months.

If within 3 months prior to or 12 months following a change of control, Ms. Stephenson is terminated by the Company or a successor involuntarily without cause (and not due to death or disability) or Ms. Stephenson resigns for good reason, Ms. Stephenson shall be entitled to a lump sum cash payment equal to 12 months of her then current base salary, plus 100% of her target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Ms. Stephenson’s outstanding equity awards subject to time-based vesting shall be immediately and fully accelerated and she shall be entitled to the payment of COBRA premiums for up to 12 months (subject to Ms. Stephenson’s continued copayment of such premiums at the active employees’ rate).

All severance payments and benefits are conditioned upon Ms. Stephenson’s execution of a release of claims in our favor. If as a result of a termination of her employment Ms. Stephenson becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Stephenson is subject to a modified cutback of the payments and benefits she would otherwise receive in connection with a change in control, such that she would retain the higher of the net amount she would receive if such payments were reduced to avoid payment of the excise tax and the net amount she would receive if she received such payments in full and paid the excise tax. Ms. Stephenson is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

Dr. William Savage

We are party to an employment agreement effective as of December 29, 2022 with Dr. Savage, or the Savage Employment Agreement, who currently serves as our Chief Medical Officer, that supersedes his previous offer letter. The Savage Employment Agreement provides for Dr. Savage’s at-will employment, an annual salary of $458,000, subject to our periodic review and increase, but not decrease (except for an across-the-board reduction of no greater than 10% of based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company), an annual bonus with a target amount equal to 40% of his base salary and eligibility to participate in the employee benefit plans generally available to our employees.

The Savage Employment Agreement also provides that upon a termination without cause (and not due to death or disability) or if Dr. Savage resigns for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Dr. Savage is entitled to receive cash severance equal to continued base salary payments for 9 months, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, and payment of COBRA premiums (subject to Dr. Savage’s continued copayment of such premiums at the active employees’ rate) for up to 9 months.

If within 3 months prior to or 12 months following a change of control, Dr. Savage is terminated by the Company or a successor involuntarily without cause (and not due to death or disability) or Dr. Savage resigns for good reason, Dr. Savage shall be entitled to a lump sum cash payment equal to 12 months of his then current base salary, plus 100% of his target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Dr. Savage’s outstanding equity awards subject to time-based vesting shall be immediately and fully accelerated and he shall be entitled to the payment of COBRA premiums for up to 12 months (subject to Dr. Savage’s continued copayment of such premiums at the active employees’ rate).

All severance payments and benefits are conditioned upon Dr. Savage’s execution of a release of claims in our favor. If as a result of a termination of his employment Dr. Savage becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Dr. Savage is subject to a modified cutback of the payments and benefits he would otherwise receive in connection with a change in control, such that he would retain the higher of the net amount he would receive if such payments were reduced to avoid payment of the excise tax and the net amount he would receive if he received such payments in full and paid the excise tax. Dr. Savage is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

Mr. Jonathan Yu

We are party to an employment agreement effective as of December 29, 2022 with Mr. Yu, or the Yu Employment Agreement, who currently serves as our Chief Operating Officer, that supersedes his previous offer letter. The Yu Employment Agreement provides for Mr. Yu’s at-will employment, an annual salary of $400,000, subject to our periodic review and increase, but not decrease (except for an across-the-board reduction of no greater than 10% of based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company), an annual bonus with a target amount equal to 40% of his base salary and eligibility to participate in the employee benefit plans generally available to our employees.

The Yu Employment Agreement also provides that upon a termination without cause (and not due to death or disability) or if Mr. Yu resigns for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Mr. Yu is entitled to receive cash severance equal to continued base salary payments for 9 months, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, and payment of COBRA premiums (subject to Mr. Yu’s continued copayment of such premiums at the active employees’ rate) for up to 9 months.

If within 3 months prior to or 12 months following a change of control, Mr. Yu is terminated by the Company or a successor involuntarily without cause (and not due to death or disability) or Mr. Yu resigns for good reason, Mr. Yu shall be entitled to a lump sum cash payment equal to 12 months of his then current base salary, plus 100% of his target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Mr. Yu’s outstanding equity awards subject to time-based vesting shall be immediately and fully accelerated and he shall be entitled to the payment of COBRA premiums for up to 12 months (subject to Mr. Yu’s continued copayment of such premiums at the active employees’ rate).

All severance payments and benefits are conditioned upon Mr. Yu’s execution of a release of claims in our favor. If as a result of a termination of his employment Mr. Yu becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Yu is subject to a modified cutback of the payments and benefits he would otherwise receive in connection with a change in control, such that he would retain the higher of the net amount he would receive if such payments were reduced to avoid payment of the excise tax and the net amount he would receive if he received such payments in full and paid the excise tax. Mr. Yu is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

Ms. Joanne Bryce

Ms. Bryce departed from her position as our Chief Financial Officer effective as of February 7, 2024.

On August 9, 2022, we entered into an employment agreement with Ms. Bryce effective as of December 29, 2022, or the Bryce Employment Agreement, that superseded her previous offer letter. The Bryce Employment Agreement provided that upon a termination without cause (and not due to death or disability) or if Ms. Bryce resigned for good reason, in each case, outside of the period that is within 3 months prior to, or within 12 months after, the occurrence of the first event constituting a change in control, then Ms. Bryce would be entitled to receive cash severance equal to continued base salary payments for 9 months, any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination, and payment of COBRA premiums (subject to Ms. Bryce’s continued copayment of such premiums at the active employees’ rate) for up to 9 months. If within 3 months prior to 12 months following a change of control, Ms. Bryce was terminated by the Company or successor involuntarily without cause (and not due to death or disability) or Ms. Bryce resigned for good reason, Ms. Bryce would be entitled to cash severance equal to a lump sum cash payment equal to 12 months of her then current base salary, plus 100% of her target bonus for the year of termination, plus any earned, but unpaid bonus for the fiscal year prior to the fiscal year of termination. In addition, upon such a termination, all of Ms. Bryce’s outstanding equity awards subject to time-based vesting would be immediately and fully accelerated and she would be entitled to the payment of COBRA premiums (subject to Ms. Bryce’s continued copayment of such premiums at the active employees’ rate) for up to 12 months. All severance payments and benefits were conditioned upon Ms. Bryce’s execution of a release of claims in our favor. If as a result of a termination of his employment Ms. Bryce became subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Bryce would be subject to a modified cutback of the payments and benefits she would otherwise receive in connection with a change in control, such that she would retain the higher of the net amount she would receive if such payments were reduced to avoid payment of the excise tax and the net amount she would receive if she received such payments in full and paid the excise tax. Ms. Bryce is also subject to our confidentiality, assignment, non-solicitation, and noncompetition policies.

In connection with her departure as Chief Financial Officer, we entered into a Transition and Separation Agreement with Ms. Bryce, or the Bryce Separation Agreement, which included a release of claims in favor of the Company, and provided that Ms. Bryce would receive 100% of her target annual bonus for 2023. In addition, subject to Mr. Bryce’s non-revocation of the Bryce Separation Agreement, her continued compliance with her Employee Confidentiality, Assignment, Non-solicitation and Noncompetition Agreement, dated as of September 14, 2021, and her cooperation with us to transition her duties and responsibilities, Ms. Bryce was entitled to the following: (i) engagement of Ms. Bryce as an advisor between the date of her termination of employment (i.e., February 7, 2024) and the date that is nine months after such termination (i.e., November 7, 2024), or the Advisor Period, unless she resigned prior to such date or we terminated her for cause, at a rate of $350 per hour for advisory service she provides to the Company, (ii) her base salary for a period of nine months following her termination of employment, (iii) subject to her copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premiums equal to the amount that we would have paid to provide health insurance to Ms. Bryce had she remained employed with us for up to nine months following her termination of employment, (iv) extension of the period during which Ms. Bryce may exercise her vested and outstanding stock options following the cessation of her service relationship with us to the earlier of (A) the date that is twelve months following the end of the Advisor Period and (b) the original expiration date of the stock option, and (v) a prorated portion of her target annual bonus for 2024, prorated based on the number of days in 2024 she remained employed by the Company. Ms. Bryce's Advisor Period expired as of November 7, 2024.

Potential Payments upon Termination or Change in Control

The amount of compensation and benefits payable to each NEO under their employment agreements in various termination and/or change-in-control situations has been estimated in the table below, which assumes that such termination and/or change-in-control occurred on December 31, 2024. For purposes of the following table, we have used $63.40 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2024, the last trading day of the year 2024, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2024 by the difference between the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2024 and the exercise price for such unvested stock options.

For the avoidance of doubt, the amounts in the table below represent estimated potential payments. No NEO's employment was terminated on December 31, 2024 and a change in control did not occur on that date. Moreover, there can be no assurance that a termination of employment, a change in control, or both would produce the same or similar results as those set forth below if either or both of them occurred on any other date.

As Ms. Bryce terminated employment with the Company prior to December 31, 2024, she is not included in the table below. The severance payments and benefits that Ms. Bryce is entitled to receive in connection with her termination of employment are described separately below.

		Triggering Event
Name	Benefit	Change in Control (Without Termination of Employment) ($)	Resignation for Good Reason or Termination Without Cause During Change In Control Period ($)		Resignation for Good Reason or Termination Without Cause Outside Change in Control Period ($)		Termination Due to Death or Disability ($)
John Quisel, J.D., Ph.D.	Cash Severance	—	967,500	(1)	645,000	(2)	—
	Bonus Payment	—	354,750	(3)	354,750	(3)	—
	Option Acceleration	—	4,945,446	(4)	1,236,362	(5)	—
	RSU Acceleration	—	4,207,541	(6)	1,051,885	(7)	—
	Health Benefits	—	53,379	(8)	35,586	(9)	—
	Total	—	10,528,616		3,323,583		—
Jean Franchi	Cash Severance	—	515,000	(2)	386,250	(10)	—
	Bonus Payment	—	206,000	(3)	—		—
	Option Acceleration	—	—		—		—
	RSU Acceleration	—	2,324,624	(6)	—		—
	Health Benefits	—	35,586	(9)	26,690	(11)	—
	Total	—	3,081,210		412,940		—
Pamela Stephenson, M.P.H.	Cash Severance	—	505,000	(2)	378,750	(10)	—
	Bonus Payment	—	202,000	(3)	—		—
	Option Acceleration	—	—		—		—
	RSU Acceleration	—	2,324,624	(6)	—		—
	Health Benefits	—	35,586	(9)	26,690	(11)	—
	Total	—	3,067,210		405,440		—
William Savage, M.D., Ph.D.	Cash Severance	—	505,000	(2)	378,750	(10)	—
	Bonus Payment	—	202,000	(3)	—		—
	Option Acceleration	—	1,496,160	(4)	—		—
	RSU Acceleration	—	1,175,119	(6)	—		—
	Health Benefits	—	—		—		—
	Total	—	3,378,279		378,750		—
Jonathan Yu, M.B.A.	Cash Severance	—	490,000	(2)	367,500	(10)	—

Bonus Payment	—	196,000	(3)	—		—
Option Acceleration	—	1,343,170	(4)	—		—
RSU Acceleration	—	1,151,661	(6)	—		—
Health Benefits	—	35,586	(9)	26,690	(11)	—
Total	—	3,216,417		394,190		—

___________________

(1)
Represents an amount equal to 18 months of the NEO's base salary in effect as of December 31, 2024.
(2)
Represents an amount equal to 12 months of the NEO’s base salary in effect as of December 31, 2024.
(3)
Represents a lump sum payment equal to the NEO’s target annual cash incentive bonus.
(4)
Represents the acceleration of vesting as to 100% of the unvested stock options held by the NEO.
(5)
Represents the acceleration of vesting as to 25% of the unvested stock options held by the NEO.
(6)
Represents the acceleration of vesting as to 100% of the RSUs held by the NEO.
(7)
Represents the acceleration of vesting as to 25% of the RSUs held by the NEO.
(8)
Represents a monthly cash payment for 18 months for continued medical and dental benefits for the NEO, based upon the premium rate in effect as of December 31, 2024.
(9)
Represents a monthly cash payment for 12 months for continued medical and dental benefits for the NEO, based upon the premium rate in effect as of December 31, 2024.
(10)
Represents an amount equal to nine months of the NEO’s base salary in effect as of December 31, 2024.
(11)
Represents a monthly cash payment for nine months for continued medical and dental benefits for the NEO, based upon the premium rate in effect as of December 31, 2024.

Separation Arrangement with Ms. Bryce

As described in more detail above under the heading "Employment Arrangements with Named Executive Officers", Ms. Bryce departed from her position as our Chief Financial Officer as of February 7, 2024. Pursuant to the Bryce Separation Agreement, subject to compliance with non-solicitation and confidentiality obligations, Ms. Bryce is entitled to the following severance benefits: (i) $356,250, representing an amount equal to nine months of her base salary, payable in substantially equal installments over nine months following her termination, (ii) $16,990, representing her pro-rated target bonus for 2024, (iii) $26,069, representing continuing payment of the portion of the premiums equal to the amount that we would have paid to provide health insurance to Ms. Bryce had she remained employed with us for up to nine months following her termination of employment, and (iv) extension of the period during which Ms. Bryce may exercise her vested and outstanding stock options following the cessation of her service relationship with us to the earlier of (A) the date that is twelve months following the end of the Advisor Period and (b) the original expiration date of the stock option.

CEO Pay Ratio Disclosure

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our Chief Executive Officer during 2024, Dr. Quisel, and the ratio of these two amounts. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, measurement dates, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee from our global employee population (excluding Dr. Quisel) and calculated the annual total compensation of both that employee and Dr. Quisel in accordance with the requirements of the Summary Compensation Table. The 2024 annual total compensation of Dr. Quisel is $9,065,924 and the 2024 annual total compensation of the median employee is $451,886. Based on this information, the ratio of the 2024 annual total compensation of Dr. Quisel to the estimated median of the 2024 annual total compensation of our employees was 20 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Methodology

To identify the median employee, as well as to determine the total annual compensation of our median employee and our Chief Executive Officer, we took the following steps:

•
We determined that, as of December 31, 2024, our employee population consisted of 83 individuals, excluding Dr. Quisel.
•
To identify the “median employee” from our employee population, for each employee employed for all of 2024 we included the amount of salary paid as of December 31, 2024, the bonus earned for 2024, employer contributions under our 401(k) plan, and the grant date fair value of stock options and restricted stock units awarded in 2024, each as reflected in our human resources, payroll and equity award systems. For employees who were employed on December 31, 2024 but were not employed for all of 2024, we combined their annualized 2024 base salary, their target bonus for 2024 multiplied by our corporate bonus multiplier, employer contributions under our 401(k) plan, and the grant date fair value of stock options and restricted stock units awarded in 2024, each as reflected in our human resources, payroll and equity award systems. We did not make any cost-of-living adjustments.
•
Once we identified our median employee, we calculated such employee’s compensation for 2024 using the same methodology as used to calculate Dr. Quisel's total compensation in the “2024 Summary Compensation Table”.

Item 402(v) Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and NEO pay, and the compensation committee does not utilize CAP (as defined below) as the basis for making compensation decisions. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to "Compensation Discussion and Analysis" above.

Required Tabular Disclosure of Pay Versus Performance

The following table reports the compensation of our Principal Executive Officer, or PEO, which is the Chief Executive Officer, and the average compensation of the other non-PEO NEOs, or Non-PEO NEOs, as reported in the "2024 Summary Compensation Table" for the past three fiscal years, as well as Compensation Actually Paid, or CAP, as calculated under the SEC Pay-Versus-Performance disclosure requirements, together with certain performance measures required by the rules. We did not use any financial performance measure to link CAP to our NEOs to our company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-Selected Measure in the table below nor a Tabular List of our most important financial metrics. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Loss (Thousands) ($)(7)
2024	9,065,924	8,673,485	3,827,045	4,301,978	205.84	90.52	(109,357)
2023	909,100	5,226,012	1,220,778	1,915,148	187.53	91.78	(76,429)
2022	1,831,265	1,183,878	841,281	690,939	64.58	88.48	(46,827)

___________________

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Dr. Quisel (PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in this column represent the amount of CAP for Dr. Quisel, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Quisel during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Quisel’s total reported compensation for 2024, 2023 and 2022 to determine the CAP:

	2024	2023	2022
Summary Compensation Total for PEO	$9,065,924	$909,100	$1,831,265
LESS: Grant date fair value of equity awards granted in the year indicated as reported in the SCT for such year	7,931,661	—	1,081,150
ADD: Year-end fair value of equity awards granted in the year indicated that remained outstanding and unvested as of the end of such year	7,053,758	—	1,636,989
ADD: Change in fair value of equity awards granted in years prior to the year indicated that were outstanding and unvested at the end of the year indicated (as compared to fair value at the end of the immediately prior year)	110,243	3,018,833	(560,576)
ADD: Vesting-date fair value of equity awards granted during the year indicated that vested during such year	672,472	—	—
ADD: Change in fair value of equity awards granted in years prior to the year indicated that vested in the year indicated (fair value at vesting date as compared to the end of the immediately prior year)	(297,251)	1,298,079	(642,650)
LESS: Fair value as of the end of the year prior to the year indicated of equity awards forfeited during the year indicated	—	—	—
Total (Net) Adjustments	$8,673,485	$5,226,012	$1,183,878

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Jean Franchi, Pamela Stephenson, M.P.H., William Savage M.D., Ph.D., Jonathan Yu, M.B.A., and Joanne Bryce, C.P.A.; (ii) for 2023, Joanne Bryce, C.P.A. and William Savage, M.D., Ph.D.; and (iii) for 2022, Joanne Bryce, C.P.A., William Savage M.D., Ph.D., and Jonathan Yu, M.B.A.
(4)
The dollar amounts reported in this column represent the average amount of CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total reported compensation for the Non-PEO NEOs for each year to determine the CAP, using the same methodology described above in Note 2:

	2024	2023	2022
Average Summary Compensation Total for non-PEO NEOs	$3,827,045	$1,220,778	$841,281
LESS: Average grant date fair value of equity awards granted in the year indicated as reported in the SCT for such year for non-PEO NEOS	1,549,321	561,898	291,082
ADD: Average year-end fair value of equity awards granted in the year indicated that remained outstanding and unvested as of the end of such year for non-PEO NEOs	2,525,993	—	440,732
ADD: Average change in fair value of equity awards granted in years prior to the year indicated that were outstanding and unvested at the end of the year indicated (as compared to fair value at the end of the immediately prior year) for non-PEO NEOs	11,772	945,504	(155,015)
ADD: Average vesting-date fair value of equity awards granted during the year indicated that vested during such year for non-PEO NEOs	102,383	—	—
ADD: Average change in fair value of equity awards granted in years prior to the year indicated that vested in the year indicated (fair value at vesting date as compared to the end of the immediately prior year) for non-PEO NEOs	(66,418)	310,764	(144,977)
LESS: Average fair value as of the end of the year prior to the year indicated of equity awards forfeited during the year indicated for non-PEO NEOs	549,476	—	—
Total (Net) Adjustments	$4,301,978	$1,915,148	$690,939

(5)
The dollar amounts in this column reflect the cumulative Total Shareholder Return (TSR) of our common stock for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2024, 2023, and 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(6)
The dollar amounts in this column reflect the cumulative Total Shareholder Return (TSR) of our Peer Group for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2024, 2023, and 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the Nasdaq Biotechnology Index, which the Company has identified as its peer group for purposes of Item 402(v) and which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(7)
The dollar amounts reported in this column represent net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the third graph below further illustrates the relationship between Company total shareholder return and that of the Peer Group. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable fiscal years.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return, or TSR

As demonstrated by the following graph, the amount of CAP to the PEO, Dr. Quisel, and the average amount of CAP to the Company’s non-PEO NEOs as a group, is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment is due to the fact that a significant portion of CAP to Dr. Quisel and to the non-PEO NEOs is comprised of equity awards. As described in more detail in “Compensation Discussion and Analysis” above, the Company generally structures a significant portion of target compensation granted to the NEOs to be comprised of equity awards, and until December 31, 2023, all such equity awards consisted solely of stock options.

Relationship Between NEO Compensation Actually Paid and Company TSR
Compensation Actually Paid
Total Shareholder Return (TSR)
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$250
$200
$150
$100
$50
$0
FY 2022
FY 2023
FY 2024
CEO CAP
Non-CEO Average CAP
Value of $100 Investment

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

As demonstrated by the following graph, the amount of CAP to Dr. Quisel and the average amount of CAP to the non-PEO NEOs as a group is not aligned with the Company’s net loss over the three years presented in the table. We are a clinical-stage company with no products approved for commercial sale and we have not generated any revenue from product sales to date. Further, we expect to continue to incur significant research and development costs, and other expenses related to our clinical development programs and ongoing operations. Consequently, we have not historically looked to net loss as an appropriate performance measure for our executive compensation program.

Relationship Between NEO Compensation Actually Paid and Net Income (Loss)
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
$(100,000)
$(120,000)
Net Income (Loss)
FY 2022
FY 2023
FY 2024
CEO CAP
Non-CEO Average CAP
Net Income (Loss)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the following graph, the Company’s cumulative TSR over the three-year period presented in the table was 105.8%, while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Biotechnology Index, was -9.5% over the three years presented in the table. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis” above.

Comparison of 3 Year Total Return
Among Disc Medicine, Inc. and Nasdaq Biotech Index
$250
$200
$150
$100
$50
$0
Value of $100 Investment
Dec. 31, 2021
Dec. 31, 2022
Dec. 31, 2023
Dec. 31, 2024
Disc TSR
Nasdaq Biotech Index TSR

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2024:

	(a)	(b)(4)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2021 Stock Option and Incentive Plan(1)	1,757,664	38.48	1,643,165
2021 Employee Stock Purchase Plan(2)	—	—	254,926
2017 Stock Option and Grant Plan of Disc	1,221,176	7.18	—
2017 Stock Option and Grant Plan of Gemini	—	—	—
Equity compensation plans not approved by security holders:
2021 Inducement Plan	—	—	161,689
Total	2,978,840		2,059,780

Inducement grants outside of equity plans(3)	366,664	56.15	—

___________________

(1)
The number of shares of common stock reserved for issuance under the 2021 Stock Option and Incentive Plan automatically increases on January 1 of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, in an amount equal to 4% of the total number of shares of the Company’s capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. Subject to this provision, we added 1,194,601 shares to the 2021 Stock Option and Incentive Plan effective January 1, 2025.
(2)
The number of shares of common stock reserved for issuance under the 2021 Employee Stock Purchase Plan automatically increases on January 1 of each calendar year, starting on January 1, 2023 and continuing through January 1, 2031, in an amount equal to the least of (a) 1% of the total number of shares of the Company’s capital stock outstanding on the last day of the calendar month before the date of each automatic increase, (b) 43,055 shares of common stock, or (c) such number of shares determined by the Board. Subject to this provision, we added 43,055 shares to the 2021 Employee Stock Purchase Plan effective January 1, 2025.
(3)
Consists of outstanding stock option and RSU awards approved by our board of directors outside of equity plans as inducements material to the acceptance of employment of each of Ms. Franchi and Ms. Stephenson in February 2024 and to two other non-executive employees. For a discussion of the vesting terms of those awards granted to Ms. Franchi and Ms. Stephenson, see “Outstanding Equity Awards at 2024 Fiscal Year End” above.
(4)
The weighted-average exercise price is calculated based solely on outstanding stock options and does not include outstanding restricted stock awards, which do not have an exercise price.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2024. Dr. Quisel, one of our directors who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director and, consequently, is not included in this table. Dr. Quisel is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Quisel is discussed above under ‘‘2024 Summary Compensation Table’’ above.

Other than as described in this paragraph and set forth in the table and described more fully below, we did not pay any compensation or make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2024 for their services as members of the board of directors.

2024 Director Compensation Table

Name	Fee Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Donald Nicholson, Ph.D.	164,000	282,675	446,675
William White, M.P.P., J.D.	55,000	282,675	337,675
Mona Ashiya, Ph.D.	49,000	282,675	331,675
Kevin Bitterman, Ph.D.	53,000	282,675	335,675
Mark Chin, M.S., M.B.A.	47,500	282,675	330,175
Liam Ratcliffe, M.D., Ph.D.	51,500	282,675	334,175
Georges Gemayel, Ph.D.	40,000	282,675	322,675

___________________

(1)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors during fiscal year 2024, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our consolidated financial statements included in Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.
(2)
As of December 31, 2024, our non-employee members of our board of directors held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Donald Nicholson, Ph.D.	145,598
Georges Gemayel, Ph.D.	112,082
Mona Ashiya, Ph.D.	24,136
Kevin Bitterman, Ph.D.	24,136
Mark Chin, M.S., M.B.A.	24,136
Liam Ratcliffe, M.D., Ph.D.	24,136
William White, M.P.P., J.D.	11,804

Non-Employee Director Compensation Policy

We have implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers:

	Annual Retainer for Non-Chair Member ($)	Annual Retainer for Chair ($)
Board of Directors	40,000	150,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000

The non-employee director compensation policy also provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase 20,000 shares of our common stock, or the Initial Grant. The Initial Grant will vest in equal monthly installments over three years, with a one-year cliff from the date of grant, subject to continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual option to purchase 10,000 shares of our common stock, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the Company.

Employee directors receive no additional compensation for their service as a director. We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future advisory votes on the compensation paid to our named executive officers will be held every one, two or three years, which is the subject of Proposal No. 3 below.

Our executive compensation program is designed to reward value creation for stockholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders and paying for performance.

The sections of this proxy statement titled “Compensation Discussion and Analysis” beginning on page 21 and “Executive Compensation” beginning on page 36 describe in detail our executive compensation program and the decisions made by our board of directors and compensation committee. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our compensation committee has designed our executive compensation program to motivate our executive officers to achieve our Company’s goals by closely linking the value of the compensation they receive to our performance relative to these goals. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors believes that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.

Vote Required; Board Recommendation

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement under the caption “Compensation Discussion and Analysis,” is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 3 below overrules any decision by the Company or the board of directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers. The resolution will be approved, on a non-binding advisory basis, if the votes cast FOR exceed the votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the voting of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal No. 2 above, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two or three years, or stockholders may abstain.

Our board of directors intends to consider carefully the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

Vote Required; Board Recommendation

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that subject to fiduciary duties under applicable law, the stockholders of the Company vote in favor of holding future non-binding advisory votes on executive compensation every year.

At the 2025 annual meeting, stockholders may cast a vote on the frequency of a say-on-pay vote by choosing the option of one year, two years or three years, or stockholders may abstain from voting directly. After careful consideration, the board of directors believes that an executive compensation advisory vote should be held every year, and therefore our board of directors recommends that you vote for a frequency of every one year for future executive compensation advisory votes.

The board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. Gathering stockholder feedback as close in time to the relevant compensation discussion as possible will be most useful to our board of directors. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"

A FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY 1 YEAR

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS DISC MEDICINE, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING December 31, 2025

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. EY has served as our independent registered public accounting firm since 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint EY as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of EY to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain EY. If the selection of EY is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Disc and its stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from EY for the audit of the financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees(1)	$1,160,237	$759,000
Audit-related fees(2)	—	—
Tax fees(3)	$30,651	$89,063
All other fees(4)	—	—
Total fees	$1,190,888	$848,063

___________________

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those fiscal years. This category also includes fees for services incurred in connection with the filing of our Registration Statements on Form S-3, prospectus supplements, and related services that are normally provided in connection with regulatory filings.
(2)
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2024 or 2023.
(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)
There were no other fees incurred in 2024 or 2023.

Audit Committee Pre-approval Policy and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee, except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate authority to pre-approve non-audit services to one or more members of the Audit Committee, who shall present all decisions made to pre-approve an activity to the full Audit Committee at its first meeting following such decision. All services provided by EY during fiscal years 2024 and 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Vote Required; Board Recommendation

The affirmative vote of a majority of votes properly cast for and against this Proposal No. 4 is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

The board of directors recommends voting “FOR”

ratification of the appointment of Ernst & Young LLP as Disc Medicine, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

(PROPOSAL NO. 4 ON YOUR PROXY CARD)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2024, to which we were or will be a party, in which:

•
the amount involved in the transaction exceeds, or will exceed, the lesser of $120,000 or one percent of the average of our total assets for the last two completed fiscal years; and
•
in which any of our executive officers, directors or holders of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers are described in the section of this proxy statement titled “Executive Compensation.” Compensation arrangements for our directors are described in the section of this proxy statement titled “Non-Employee Director Compensation.”

Common Stock Financings

In January 2025, we completed an underwritten public offering and sale of 4,533,182 shares of our common stock at a purchase price of $55.00 per share and pre-funded warrants to purchase an aggregate of 181,818 shares of our common stock at a purchase price of $54.9999 per pre-funded warrant, for an aggregate total proceeds of $259.3 million before deducting underwriting discounts, commissions and other offering expenses. The shares of common stock sold included 615,000 shares sold pursuant to an option granted to the underwriters, which was exercised in full. Certain investors or their affiliates are beneficial holders of more than 5% of our capital stock, and the table below sets forth the number of shares of our common stock purchased by such holders:

Participant	Shares of Our Common Stock (#)	Total Purchase Price ($)
Wellington Management Group LLP(1)	600,000	33,000,000
FMR LLC(2)	393,189	21,625,395

(1)
Wellington Management Group LLP beneficially owns more than five percent of our outstanding capital stock.
(2)
FMR LLC beneficially owns more than five percent of our outstanding capital stock.

In June 2024, we completed an underwritten public offering and sale of 4,944,000 shares of our common stock at a purchase price of $36.00 per share, for an aggregate total proceeds of $178.0 million before deducting underwriting discounts, commissions and other offering expenses. Certain investors or their affiliates are (or were as of the time of this transaction) beneficial holders of more than 5% of our capital stock, and the table below sets forth the number of shares of our common stock purchased by such holders:

Participant	Shares of Our Common Stock (#)	Total Purchase Price ($)
Frazier Life Sciences Management LP(1)	833,334	30,000,024
Wellington Management Group LLP(2)	694,445	25,000,020
AI DMI LLC(3)	416,667	15,000,012
Entities affiliated with Paradigm(4)	416,667	15,000,012
Entities affiliated with Atlas Venture(5)	222,223	8,000,028
Entities affiliated with OrbiMed(6)	83,334	3,000,024

(1)
Frazier Life Sciences Management LP beneficially owns more than five percent of our outstanding capital stock.
(2)
Wellington Management Group LLP beneficially owns more than five percent of our outstanding capital stock.
(3)
AI DMI LLC is an affiliate of Access Industries Management, and beneficially owns more than five percent of our outstanding capital stock. Dr. Ratcliffe is Head of Biotechnology at Access Industries Management and a member of our board of directors.

(4)
Entities affiliated with Paradigm BioCapital Advisors LP beneficially owned more than five percent of our outstanding capital stock at the time of this transaction.
(5)
Entities affiliated with Atlas Venture Life Science Advisors, LLC beneficially own more than five percent of our outstanding capital stock. Dr. Bitterman is a partner at Atlas Venture Life Science Advisors, LLC and a member of our board of directors.
(6)
Entities affiliated with OrbiMed Advisors LLC beneficially owned more than five percent of our outstanding capital stock at the time of this transaction. Dr. Ashiya is a Partner at OrbiMed Advisors LLC and a member of our board of directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to such transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by the board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in securities of the Company with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of Forms 3, 4 and 5 and any amendments thereto filed electronically with the SEC with respect to the most recent fiscal year and written representations from the reporting persons, we believe all Section 16(a) filing requirements were satisfied in 2024 with the exception of the following:

•
for Jean Franchi, a Form 3 and Form 4, each filed on February 15, 2024, reporting her beneficial ownership of securities as of February 7, 2024 and the grant of an equity award on February 7, 2024, respectively; and
•
for each of John Quisel, J.D., Ph.D., Jonathan Yu, William Savage, M.D., Ph.D., Rahul Khara, Pharm.D., J.D. and Joanne Bryce, C.P.A., a Form 4 filed on March 1, 2024 reporting the grant of equity awards on January 10, 2024.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2025 by:

•
each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•
each of our current directors;
•
our principal executive officer and our other executive officers who served during the year ended December 31, 2024, named in the "2024 Summary Compensation Table" above, whom, collectively, we refer to as our named executive officers; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 15, 2025. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 34,632,936 shares of our common stock outstanding as of April 15, 2025. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, MA 02472.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
AI DMI LLC(1)	3,762,507	10.80%
Entities affiliated with Atlas Venture Fund(2)	2,551,238	7.37%
FMR LLC(3)	2,259,437	6.52%
Entities affiliated with Wellington Management Group LLP(4)	1,995,405	5.76%
BlackRock, Inc.(5)	1,851,171	5.35%
Entities affiliated with Frazier Life Sciences Management LP(6)	1,754,834	5.07%
Directors, Named Executive Officers and Other Executive Officers
John Quisel, J.D., Ph.D.(7)	553,618	1.57%
Jonathan Yu, M.B.A.(8)	139,693	*
William Savage, M.D., Ph.D.(9)	96,286	*
Joanne Bryce, C.P.A.(10)	82,003	*
Jean Franchi(11)	27,364	*
Pamela Stephenson, M.P.H.(12)	26,217	*
Donald Nicholson, Ph.D.(13)	158,749	*
Georges Gemayel(14)	112,082	*
Mona Ashiya, Ph.D.(15)	24,136	*
Kevin Bitterman, Ph.D.(16)	24,136	*
Mark Chin, MS, M.B.A.(17)	24,136	*
Liam Ratcliffe, M.D., Ph.D.(18)	24,136	*
William White, M.P.P., J.D.(19)	11,204	*
All executive officers and directors as a group (13 persons)(20)	1,303,629	3.64%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Consists of 3,558,426 shares of common stock and pre-funded warrants to purchase 204,081 shares of common stock at $0.0001 per share, or the Pre-Funded Warrants, held by AI DMI LLC. The shares and Pre-Funded Warrants held by AI DMI LLC may be deemed to be beneficially owned by Access Industries Holdings LLC, or AIH, Access Industries Management, LLC, or AIM, and Len Blavatnik because (i) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH, (ii) AIM controls AIH and (iii) AIH indirectly controls all of the outstanding voting interests in AI DMI LLC. Liam Ratcliffe, a member of our board of directors, is Head of Biotechnology at Access Industries, Inc., which is an affiliate of AI DMI LLC. Each of AIM, AIH, Mr. Blavatnik and Dr. Ratcliffe, and each of their affiliated entities (other than AI DMI LLC) and the officers, partners, members and managers thereof, disclaims beneficial ownership of the shares held by AI DMI LLC. The address of AI DMI LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019. The information set forth above is based on our review of Amendment No. 5 to Schedule 13D filed with the SEC by AI DMI LLC on March 3, 2025 regarding their beneficial ownership of our common stock and the Pre-Funded Warrants as of February 27, 2025.
(2)
Consists of 1,402,186 shares held by Atlas Venture Fund X, L.P., or Atlas Fund X, 677,503 shares held by Atlas Venture Opportunity Fund I, L.P., or AVOF I, 420,549 shares held by Atlas Venture Opportunity Fund II, L.P., or AVOF II, and 51,000 shares held by Atlas Venture Fund XII, L.P., or Atlas Fund XII. Atlas Venture Associates X, L.P. is the general partner of Atlas Fund X, and Atlas Venture Associates X, LLC is the general partner of Atlas Venture Associates X, L.P. Each of Atlas Fund X, Atlas Venture Associates X, L.P., and Atlas Venture Associates X, LLC may be deemed to beneficially own the shares held by Atlas Fund X. Each of Atlas Venture Associates X, L.P. and Atlas Venture Associates X, LLC disclaim Section 16 beneficial ownership of the securities owned by Atlas Fund X, except to the extent of its pecuniary interest therein, if any. The general partner of AVOF I is Atlas Venture Associates Opportunity I, L.P., or AVAO I LP, and the general partner of AVAO I LP is Atlas Venture Associates Opportunity I, LLC, or AVAO I LLC. The members of AVAO I LLC collectively make investment decisions on behalf of AVAO I LLC. Kevin Bitterman, Ph.D., is a member of AVAO I LLC and a member of the Company’s Board. Each of AVOF I, AVAO I LP, AVAO I LLC and Dr. Bitterman may be deemed to beneficially own the shares held by AVOF I. Each of AVAO I LP, AVAO I LLC and Dr. Bitterman expressly disclaim beneficial ownership of the securities owned by AVOF I, except to the extent of its pecuniary interest therein, if any. The general partner of AVOF II is Atlas Venture Associates Opportunity II, L.P., or AVAO II LP, and the general partner of AVAO II LP is Atlas Venture Associates Opportunity II, LLC, or AVAO II LLC. The members of AVAO II LLC collectively make investment decisions on behalf of AVAO II LLC. Dr. Bitterman is a member of AVAO II LLC and a member of the Company’s Board. Each of AVAO II LP, AVAO II LLC and Dr. Bitterman may be deemed to beneficially own the shares held by AVOF II. Each of AVOF II, AVAO II LP, AVAO II LLC and Dr. Bitterman expressly disclaim beneficial ownership of the securities owned by AVOF II, except to the extent of its pecuniary interest therein, if any. The general partner of Atlas Fund XII is Atlas Venture Associates XII, L.P., or AVA XII LP. Atlas Venture Associates XII, LLC, or AVA XII LLC, is the general partner of AVA XII LP. The members of AVA XII LLC collectively make investment decisions on behalf of AVA XII LLC. Dr. Bitterman is a member of AVA XII LLC and a member of the Company’s Board. Each of Atlas Fund XII, AVA XII LP, AVA XII LLC and Dr. Bitterman may be deemed to beneficially own the shares held by Atlas Fund XII. Each of AVA XII LP, AVA XII LLC and Dr. Bitterman expressly disclaim Section 16 beneficial ownership of the securities owned by Atlas Fund XII, except to the extent of its pecuniary interest therein, if any. The address for Atlas Ventures is 300 Technology Sq., 8th Floor, Cambridge, MA 02139. The information set forth above is based on our review of (i) Amendment No. 3 to Schedule 13D filed with the SEC by Atlas Venture Fund X and affiliated entities on January 25, 2024, regarding their beneficial ownership of our common stock as of January 23, 2024, and (ii) the Form 4 filed with the SEC by Dr. Bitterman on June 20, 2024, reporting beneficial ownership as of June 17, 2024.
(3)
Consists of shares of common stock that are beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. The information set forth above is based on based on (i) our review of Schedule 13G filed with the SEC by FMR LLC on February 12, 2024, regarding their beneficial ownership of our common stock as of December 31, 2024, and (ii) the purchase of 393,189 shares of our common stock by FMR LLC in our January 2025 public offering.
(4)
Consists of shares of common stock that are beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Co. LLP, or collectively, the Wellington Entities. As reported in Amendment No. 1 to Schedule 13G filed with the SEC by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP on February 10, 2025 regarding their beneficial ownership of our common stock as of December 31, 2024, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 1,103,782 shares of common stock and shared dispositive power over 1,395,495 shares of common stock. In addition, in January 2025, Wellington Management Co. LLP, an affiliate of Wellington Management Group LLP, purchased 600,000 shares of our common stock in our underwritten public offering. The address for the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(5)
Consists of shares of common stock that are beneficially owned, or that may be deemed to be beneficially owned, by BlackRock, Inc. BlackRock, Inc. has sole voting power over 1,804,551 shares of common stock and sole dispositive power over 1,851,171 shares of common stock. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The information set forth above is based on our review of Schedule 13G filed with the SEC by Blackrock, Inc. on November 8, 2024, reporting beneficial ownership as of September 30, 2024.
(6)
Consists of 1,088,489 shares held by Frazier Life Sciences Public Fund, L.P., 318,843 shares held by Frazier Life Sciences Public Overage Fund, L.P., 67,018 shares held by Frazier Life Sciences X, L.P., and 280,484 shares held by Frazier Life Sciences XI, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P. FHMLSP Overage, L.P. is the general partner of Frazier Life Sciences Public Overage Fund, L.P. and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Overage Fund, L.P. FHMLS X, L.P. is the general partner of Frazier Life Sciences X, L.P. and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Patrick J. Heron and James N. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences X, L.P. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, James N. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences XI, L.P. The address for Frazier Life Sciences Management, L.P. is 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304. The information set forth above is based on our review of Schedule 13G filed with the SEC by affiliates of Frazier Life Sciences Public Fund, L.P. and affiliated entities on June 25, 2024, regarding their beneficial ownership of our common stock as of June 17, 2024.
(7)
Consists of 33,717 shares of common stock and options to purchase 519,901 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(8)
Consists of 2,931 shares of common stock and options to purchase 136,762 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(9)
Consists of 30,597 shares of common stock and options to purchase 65,689 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(10)
Consists of 5,996 shares of common stock and options to purchase 76,007 shares of our common stock that are exercisable within 60 days of April 15, 2025.

(11)
Consists of 6,031 shares of common stock and options to purchase 21,333 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(12)
Consists of 6,030 shares of common stock and options to purchase 20,187 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(13)
Consists of 15,332 shares of common stock and options to purchase 143,417 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(14)
Consists of options to purchase 112,082 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(15)
Consists of options to purchase 24,136 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(16)
Consists of options to purchase 24,136 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(17)
Consists of options to purchase 24,136 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(18)
Consists of options to purchase 24,136 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(19)
Consists of options to purchase 11,204 shares of our common stock that are exercisable within 60 days of April 15, 2025.
(20)
Includes the shares described in notes 7-9 and 11-19 above, and also consists of (i) 3,057 shares of common stock and (ii) options to purchase 78,815 shares of our common stock that are exercisable within 60 days of April 15, 2025, which are held by our other executive officer.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Disc Medicine’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Disc Medicine’s independent registered public accounting firm, (3) the performance of Disc Medicine’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Disc Medicine’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Disc Medicine’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Disc Medicine for the fiscal year ended December 31, 2024. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of Disc Medicine be included in Disc Medicine’s 2024 Annual Report, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DISC MEDICINE, INC.

William White, Chairperson
Liam Ratcliffe Mark Chin

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 674-9274. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 25, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to ir@discmedicine.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 11, 2026 and no later than March 13, 2026. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for consideration at the 2026 Annual Meeting of Stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). Stockholder proposals and the required notice should be addressed to Disc Medicine, Inc., 321 Arsenal Street, Suite 101, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

disc medicine

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRON2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72071-[TBD] KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISC MEDICINE, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect each of the following Class II nominees to the Board of Directors as set forth below:

Class II Nominees:	**For**	**Withhold**
1a. Georges Gemayel, Ph.D.	☐	☐
1b. Mark Chin, M.S., M.B.A.	☐	☐
1c. Liam Ratcliffe, M.D., Ph.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation paid to the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Items 1, 2 and 4, and 1 YEAR on Item 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V72072-[TBD]

Disc Medicine, Inc.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2025, 9:00 AM, EASTERN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders hereby appoint John Quisel and Rahul Khara, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Disc Medicine, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time on June 11, 2025, at www.virtualshareholdermeeting.com/IRON2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND 1 YEAR ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE